UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.   )

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☐ Preliminary Proxy Statement

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

First United Corporation

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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FIRST UNITED CORPORATION

19 South Second Street

Oakland, Maryland 21550-0009

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                    March 31, 2025

Dear Shareholders of First United Corporation:

Notice is hereby given that the 2025 Annual Meeting of the Shareholders (the “2025 Annual Meeting”) of First United Corporation (the “Corporation”) will be held at 9:00 a.m., Eastern Time, on May 7, 2025, and at any adjournment or postponement thereof. The 2025 Annual Meeting will be held at The Wisp Hotel – Crawford Room, 290 Marsh Hill Road, McHenry, Maryland 21541.

The purposes of the 2025 Annual Meeting are to vote on several matters being proposed by the Corporation’s Board of Directors (the “Board”):

1	To vote on the election of the 10 nominees named in the attached Proxy Statement and Proxy Card to serve on the Board, each until the 2025 Annual Meeting of Shareholders and until his or her successor is duly elected and qualifies (Proposal 1);
2	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2024 (Proposal 2); and
3	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2025 (Proposal 3).

In the event that any other business properly comes before the 2025 Annual Meeting or at any adjournment or postponement thereof, shareholders will also be asked to vote on such business.

The foregoing items of business are more fully described in the attached Proxy Statement. The Board recommends a vote on the enclosed Proxy Card “FOR” each of the director nominees named in the Proxy Statement (Proposal 1) and “FOR” each of Proposals 2 and 3.

The Board has fixed February 28, 2025 as the record date for purposes of determining shareholders who are entitled to notice of, and to vote at, the 2025 Annual Meeting pursuant to the Maryland General Corporation Law. The 2025 Annual Meeting may be adjourned or postponed from time to time. At any adjourned or postponed meeting, action with respect to matters specified in this notice may be taken without further notice to shareholders, unless required by law or the Corporation’s bylaws.

Whether or not you expect to attend the 2025 Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods by (i) accessing the Internet voting site, available at www.envisionreports.com/FUNC, (ii) calling (800) 652-8683, or (iii) signing, dating and returning the attached Proxy Card. You are urged to submit your proxy, even if your shares have been sold after the Record Date.

If your shares of common stock are held in a brokerage account or by a bank, trustee or other nominee (i.e., your shares are held in “street name”), you will receive a Voting Instruction Form from that nominee. You must provide voting instructions by completing the Voting Instruction Form and returning it to your broker, bank, trustee or other nominee for your shares to be voted. We recommend that you instruct your broker, bank, trustee or other nominee to vote your shares on the enclosed Voting Instruction Form. The proxy is revocable and will not affect your right to vote in person if you attend the 2025 Annual Meeting.

You will be able to attend the 2025 Annual Meeting regardless of how your shares of common stock are held, but only shareholders of record, beneficial owners who have obtained a “legal proxy” from their brokers, banks, trustees, or other nominees, and other persons who hold valid proxies will be able to vote in person at the 2025 Annual Meeting.

Anyone acting as proxy agent for a shareholder must present a proxy card that has been properly executed by the shareholder, authorizes the agent to so act, and is in form and substance satisfactory to the Inspector of Election and consistent with the Corporation’s bylaws.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE 2025 ANNUAL MEETING, REGARDLESS OF WHETHER OR NOT YOU PLAN TO ATTEND THE 2025 ANNUAL MEETING. ACCORDINGLY, AFTER READING THE PROXY STATEMENT, PLEASE FOLLOW THE INSTRUCTIONS ON THE PROXY CARD AND PROMPTLY SUBMIT YOUR PROXY BY INTERNET, TELEPHONE OR MAIL AS DESCRIBED ON THE PROXY CARD. PLEASE NOTE THAT EVEN IF YOU PLAN TO ATTEND THE 2025 ANNUAL MEETING, WE RECOMMEND THAT YOU VOTE USING THE PROXY CARD PRIOR TO THE 2025 ANNUAL MEETING TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED. EVEN IF YOU VOTE YOUR SHARES PRIOR TO THE 2025 ANNUAL MEETING, IF YOU ARE A RECORD HOLDER OF SHARES, OR A BENEFICIAL HOLDER WHO OBTAINS A LEGAL PROXY FROM YOUR BROKER, BANK, TRUSTEE, OR OTHER NOMINEE, YOU MAY STILL ATTEND THE 2025 ANNUAL MEETING AND VOTE YOUR SHARES AT THE 2025 ANNUAL MEETING.

Thank you for your continued support, interest and investment in First United.

By order of the Board of Directors

TONYA K. STURM

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025 Annual Meeting TO BE HELD ON MAY 7, 2025.

The Proxy Statement, the accompanying Proxy Card, and the Corporation’s Annual Report to Shareholders (including its Annual Report on Form 10-K for the year ended December 31, 2024) are available free of charge at www.envisionreports.com/FUNC. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement.

Please sign, date and promptly return the Proxy Card, or grant a proxy and give voting instructions by Internet or telephone, so that your shares may be represented at the 2025 Annual Meeting. Instructions are on your Proxy Card or on the Voting Instruction Form provided by your bank, broker, trust or other nominee.

Brokers might not be able to vote on any of the proposals without your instructions.

********************

The Board’s Proxy Statement provides a detailed description of the business to be conducted at the 2025 Annual Meeting. We urge you to read the Proxy Statement, including the appendices, carefully and in their entirety.

THIS PAGE INTENTIONALLY LEFT BLANK

FIRST UNITED CORPORATION

19 South Second Street

Oakland, Maryland 21550-0009

(800) 470-4356

PROXY STATEMENT

This Proxy Statement and the accompanying Proxy Card are being furnished in connection with the solicitation by the Board of Directors (the “Board”) of First United Corporation, a Maryland corporation (the “Corporation”), of proxies to be voted at the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) to be held at 9:00 a.m., Eastern Time, on May 7, 2025 at The Wisp Hotel – Crawford Room, 290 Marsh Hill Road, McHenry, Maryland 21541 and at any adjournment or postponement thereof. This Proxy Statement and Proxy Card, along with the 2024 Annual Report to Shareholders (including the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024), will be first sent or given to shareholders on or about March 31, 2025.

As used in this Proxy Statement, the terms “the Corporation”, “we”, “us”, and “our” refer to First United Corporation and, unless the context clearly requires otherwise, its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE 2025 Annual Meeting

Why am I receiving this Proxy Statement?

The Board has fixed February 28, 2025 (the “Record Date”) as the record date for purposes of determining shareholders who are entitled to notice of, and to vote at, the 2025 Annual Meeting pursuant to the Maryland General Corporation Law (the “MGCL”). You are receiving this Proxy Statement because you owned shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on the Record Date, and the Board is soliciting proxy votes with respect to the following matters that will be presented at the 2025 Annual Meeting, as well as such other business as may be properly brought before the meeting or at any adjournment or postponement thereof:

1	To vote on the election of the 10 nominees named in this Proxy Statement and the accompanying Proxy Card to serve on the Board, each until the 2025 Annual Meeting of Shareholders and until his or her successor is duly elected and qualifies (Proposal 1);
2	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2024 (Proposal 2); and
3	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2025 (Proposal 3).

As further described below, we request that you promptly vote your shares to express your support of or opposition to the proposals.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2 AND 3.

When and where will the 2025 Annual Meeting be held?

The 2025 Annual Meeting is scheduled to be held at 9:00 a.m., Eastern Time, on May 7, 2025 at The Wisp Hotel – Crawford Room, 290 Marsh Hill Road, McHenry, Maryland 21541.

You will be able to attend the 2025 Annual Meeting regardless of how your shares of common stock are held, but only shareholders of record, beneficial owners who have obtained a “legal proxy” from their brokers, banks, trustees or other nominees, and other persons who hold valid proxies will be able to vote in person at the 2025 Annual Meeting.

Who is soliciting my vote?

The Board is soliciting your proxy to vote your shares of Common Stock on all matters scheduled to come before the 2025 Annual Meeting, whether or not you attend the 2025 Annual Meeting. By completing, signing, dating and returning the Proxy Card or Voting Instruction Form, or by submitting your proxy and voting instructions over the Internet or by telephone, you are authorizing the persons named as proxies to vote your shares of Common Stock at the 2025 Annual Meeting as you have instructed. Proxies will be solicited on behalf of the Board by the Corporation’s directors, director nominees, and certain executive officers and other employees of the Corporation.

What are the Board’s recommendations?

Our Board unanimously recommends that you vote with respect to the proposals as follows:

FOR	1	To vote on the election of the 10 nominees named in this Proxy Statement and the accompanying Proxy Card to serve on the Board, each until the 2025 Annual Meeting of Shareholders and until his or her successor is duly elected and qualifies (Proposal 1);
FOR	2	To approve, by a non-binding advisory vote, the compensation paid to the Corporation’s named executive officers for 2024 (Proposal 2); and
FOR	3	To ratify the appointment of Crowe LLP as the Corporation’s independent registered public accounting firm for 2025 (Proposal 3).

Who is entitled to vote at the 2025 Annual Meeting?

The Common Stock is the only class of capital securities of the Corporation that may be voted at the 2025 Annual Meeting. As of the close of business on the Record Date, 6,473,375 shares of Common Stock were issued and outstanding. A shareholder of record who held shares of Common Stock as of the Record Date may cast one vote for each share held on each matter that is submitted to shareholders. If you were not the record owner of your shares as of the Record Date but held them through a broker, bank, trustee or other nominee in “street name”, then you cannot vote in person at the 2025 Annual Meeting unless you obtain a legal proxy from your broker, bank, trustee, or other nominee and submit that legal proxy to the Inspector of Elections at the 2025 Annual Meeting.

What is the difference between a shareholder of “record” and a “beneficial owner’ or a “street name” holder?

If your shares are registered directly in your name, then you are considered the shareholder of record with respect to those shares. The Corporation sent the proxy materials directly to you.

If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, then the broker, bank, trustee or other nominee is considered to be the shareholder of record with respect to those shares. In that case, you are considered to be the beneficial owner of those shares, your shares are said to be held in “street name,” and the proxy materials will be forwarded to you by that nominee. Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trustee or other nominee how to vote their shares. If you do not provide voting instructions to your broker, then your shares will not be voted at the 2025 Annual Meeting on any proposal with respect to which your broker does not have discretionary authority. If you own your shares in street name, please instruct your bank, broker, trustee or other nominee how to vote your shares using the Voting Instruction Form provided by your bank, broker, trustee or other nominee so that your vote can be counted. The Voting Instruction Form provided by your bank, broker, trustee or other nominee holding your shares may also include information about how to submit your voting instructions over the Internet or by telephone. The Proxy Card accompanying this Proxy Statement will provide information regarding Internet and telephone voting.

What constitutes a quorum?

A quorum is required to hold and conduct business at the 2025 Annual Meeting. The presence, in person or by proxy, of holders of record of a majority of all issued and outstanding shares of Common Stock that are entitled to vote at the 2025 Annual Meeting will constitute a quorum. Shares are counted as present at the 2025 Annual Meeting if:

●	you are a shareholder of record and you attend the 2025 Annual Meeting;
●	you are a beneficial owner of shares, you have obtained a legal proxy from your broker, bank, trustee, or other nominee (see “How do I vote my shares?”), and you attend the 2025 Annual Meeting; or
●	your shares are represented by a properly authorized and submitted proxy (submitted over the Internet, by telephone or by mail).

If you are a record holder and you submit your proxy, then, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the 2025 Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” then your shares are counted as present for purposes of determining a quorum if you provide voting instructions to your broker, bank, trust or other nominee and such broker, bank, trust or other nominee submits a proxy covering your shares. In the absence of a quorum, the 2025 Annual Meeting may be adjourned, from time to time, by a majority vote of the shareholders present or represented, without any notice other than by announcement at the meeting, until a quorum shall attend.

How do I vote my shares?

Shareholders may vote on matters that are properly presented at the 2025 Annual Meeting in four ways:

●	by completing the accompanying Proxy Card and returning it to the Corporation at the address noted on the Proxy Card;

●	by submitting your vote telephonically;

●	by submitting your vote electronically via the Internet; or

●	by attending and voting your shares at the 2025 Annual Meeting.

The Corporation is offering registered shareholders the opportunity to vote their shares by telephone or electronically through the Internet, in addition to following the traditional method of completing a paper Proxy Card and returning it by mail. Shareholders may vote by telephone or via the Internet by following the procedures described on the Proxy Card. To vote via telephone or the Internet, please have the Proxy Card in hand, and call the number or go to the website listed on the Proxy Card and follow the instructions. The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions, and to confirm that shareholders’ instructions have been recorded properly.

Please note that if you hold your shares in a stock brokerage account or if your shares are held by a broker, bank, trust or other nominee (that is, in “street name”), then your broker, bank, trustee or other nominee will not vote your shares of Common Stock on any proposal unless you provide voting instructions to your broker, bank, trustee or other nominee or your broker, bank, trustee or other nominee has discretionary authority with respect to that proposal. You should instruct your broker, bank, trustee or other nominee to vote your shares by following the instructions provided by the broker, bank, trustee or other nominee when it sends this Proxy Statement to you. You may not vote shares held in street name by returning a Voting Instruction Form directly to the Corporation or by voting at the 2025 Annual Meeting unless you obtain a “legal proxy” from your bank, broker, trustee or nominee and submit it to the Inspector of Elections. The Corporation is not involved in the provision of legal proxies from brokers to beneficial shareholders.

YOUR VOTE IS VERY IMPORTANT. Even if you plan to attend the 2025 Annual Meeting, we recommend that you also submit your proxy or voting instructions by Internet, telephone, or mail so that your vote will be counted if you later decide not to attend the 2025 Annual Meeting. The Internet and telephone voting facilities will close at the time the polls close on May 7, 2025. Shareholders who vote by Internet or telephone need not return a proxy card or the voting instruction form sent by brokers, banks, trusts or other nominees.

How can I change my vote or revoke my proxy?

A shareholder of record who submits a proxy may revoke that proxy at any time before it is voted at the 2025 Annual Meeting or before the authority granted is otherwise exercised by (i) executing a later dated Proxy Card that we receive before 9:00 a.m., Eastern Time, on May 7, 2025; (ii) submitting a proxy at a later time by Internet or telephone with regard to the same shares; (iii) giving written notice of revocation that is dated later than the date of your proxy to the attention of the Secretary at First United Corporation, 19 South Second Street, Oakland, Maryland 21550-0009 or (iv) attending and voting at the 2025 Annual Meeting. Attendance by a shareholder at the 2025 Annual Meeting alone will not have the effect of revoking that shareholder’s validly executed proxy.

If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee. You may also vote at the 2025 Annual Meeting if you obtain a legal proxy from your broker, bank, trust or other nominee that holds your shares in street name, as described above.

How will my shares be voted?

Shares of Common Stock present at the meeting will be voted in accordance with the record owner’s voting instructions. If you submit a signed Proxy Card or submit your proxy by telephone or Internet but do not specify how you want your shares voted as to a particular proposal, then, with respect to that proposal, your shares will be voted “FOR” the election of the 10 director nominees named in Proposal 1, “FOR” Proposal 2, and “FOR” Proposal 3, as applicable.

The persons named as proxies will have discretionary authority to vote your shares with respect to any other matter that properly comes before the 2025 Annual Meeting or any adjournment or postponement thereof.

What is a broker non-vote?

A “broker non-vote” occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you own your shares in “street name” through a broker and do not provide voting instructions to your broker, then your broker will not have the authority to vote your shares on any proposal presented at the 2025 Annual Meeting unless it has discretionary authority with respect to that proposal. In that case, your shares will be considered to be broker non-votes and will not be voted on that proposal. Whether a broker has discretionary authority depends on your agreement with your broker and the rules of the various regional and national exchanges of which your nominee is a member (the “Broker Rules”). Accordingly, it is very important that you instruct your broker on how to vote shares that you hold in street name.

What is the effect of abstentions and broker non-votes on voting?

Abstentions will be counted at the 2025 Annual Meeting for the purpose of determining the presence of a quorum. Abstentions will not be treated as votes cast for the election of directors in Proposal 1 or the matters presented in Proposals 2 or 3.

A broker non-vote occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. If you own your shares in “street name” and do not provide voting instructions to your broker, then your shares will not be voted at the 2025 Annual Meeting on any proposal with respect to which your broker does not have discretionary authority. Whether a broker has discretionary authority depends on your agreement with that broker and any Broker Rules to which that broker is subject. The Broker Rules generally prohibit a broker from exercising discretionary voting authority (i.e., they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the Broker Rules. Shares held by such a broker who has not received instructions from the beneficial owner as to how such shares are to be voted will have no effect on the outcome of any of the Board’s proposal, but all such shares will be counted for establishing the presence of a quorum. We therefore encourage you to provide voting instructions on a Proxy Card or the Voting Instruction Form provided by the broker that holds your shares, in each case by carefully following the instructions provided.

Could other matters be decided at the 2025 Annual Meeting?

We do not expect that any other items of business will be presented for consideration at the 2025 Annual Meeting other than those described in this Proxy Statement. However, by completing, signing, dating and returning a Proxy Card or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies discretionary voting authority with respect to any matter in addition to the Proposals discussed herein that may properly come before the 2025 Annual Meeting (i.e., a matter of which we had notice on or before March 5, 2025).

Who will count the votes?

All votes will be tabulated as required by Maryland law, the state of our incorporation, by the independent inspector of election appointed for the 2025 Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the 2025 Annual Meeting but not voting and shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

When will the voting results be announced?

The final voting results will be reported in a Current Report on Form 8-K, which will be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the 2025 Annual Meeting. If our final voting results are not available within four business days after the 2025 Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

What vote is required with respect to the proposals?

Proposal 1—Election of Directors. Directors are elected by the affirmative vote of a majority of all shares of Common Stock voted at the 2025 Annual Meeting. Broker non-votes and abstentions will not be treated as votes cast for or against Proposal 1, and, therefore, will have no effect on the results of the vote. Brokers and other nominees are generally prohibited from exercising discretionary authority to vote on the election of directors, and any shares held by such a nominee for which beneficial owners do not provide voting instructions will be considered “broker non-votes”. Proxies cannot be voted for more than the 10 director nominees named in Proposal 1, and shareholders cannot cumulate votes.

Proposal 2—Non-binding Resolution to Approve Compensation for Executive Officers. The approval of the non-binding advisory resolution approving the compensation of the Corporation’s named executive officers, as described in Proposal 2, requires the affirmative vote of a majority of all shares of Common Stock voted at the 2025 Annual Meeting. Broker non-votes and abstentions will not be treated as votes cast for or against Proposal 2, and, therefore, will have no effect on the results of the vote. Although the vote on Proposal 2 is advisory and will not be binding on the Corporation or our Board, the Board will review the results of the voting on this proposal and take it into consideration when making future decisions regarding executive compensation as we have done in this and previous years.

Proposal 3—Ratification of Auditors. The ratification of the appointment of Crowe LLP, as described in Proposal 3, requires the affirmative vote of a majority of all shares of Common Stock voted at the 2025 Annual Meeting. Broker non-votes and abstentions will not be treated as votes cast for or against Proposal 3 and, therefore, will have no effect on the results of the vote.

Who will pay for the solicitation of proxies?

The Corporation will bear the entire cost of the Board’s solicitation of proxies, including the preparation, assembly and mailing of this Proxy Statement, the Proxy Card, the Notice of Annual Meeting of Shareholders and any additional information furnished to shareholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. Other than the persons described in this Proxy Statement, no general class of employee of the Corporation will be employed to solicit shareholders in connection with this proxy solicitation. However, in the course of their regular duties, employees may be asked to perform clerical or ministerial tasks in furtherance of this solicitation. No additional compensation will be paid to our directors, officers or staff members for such services.

Do I have appraisal or dissenters’ rights?

Shareholders do not have appraisal, dissenter’s or other similar rights in connection with any of the proposals set forth in this Proxy Statement. Accordingly, you will not be entitled to receive payment for your shares if you dissent from any of such proposals.

Whom should I call if I have questions about the 2025 Annual Meeting?

If you have questions regarding the 2025 Annual Meeting, you may contact Tonya K. Sturm, Secretary at 19 S. Second Street, Oakland, MD 21550, or call direct to 301-533-2390.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information as of February 28, 2025 relating to the beneficial ownership of the Common Stock by (i) each of the Corporation’s directors, director nominees and named executive officers (as defined below in the section entitled “Executive Compensation - Compensation of Named Executive Officers in 2024”), (ii) all directors, director nominees and executive officers of the Corporation as a group, and (iii) each person or group known by the Corporation to beneficially own more than five percent of the outstanding shares of Common Stock. Generally, a person “beneficially owns” shares if he or she has, or shares with others, the right to vote those shares or to invest (or dispose of) those shares, or if he or she has the right to acquire such voting or investment rights, within 60 days of March 15, 2025 (such as by exercising stock options or similar rights). The percentages shown for 2025 were calculated based on 6,473,375 issued and outstanding shares of Common Stock, plus, for each named person, any shares that such person may acquire within 60 days of February 28, 2025 (i.e., the Record Date). Except as otherwise noted, the address of each person named below is the address of the Corporation.

	Common Stock Beneficially Owned as of 02-28-2025		Percent of Outstanding Common Stock
Directors, Nominees and Named Executive Officers:
John F. Barr	28,429		*
Brian R. Boal	19,058		*
Sanu B. Chadha	7,282		*
Christy M. DiPietro	13,814		*
Robert L. Fisher, II	13,779	(1)	*
Kevin R. Hessler	2,535		*
Patricia A. Milon	9,481		*
Beth E. Moran	209,650	(2)	3.2%
Carissa L. Rodeheaver	43,199	(3)	*
I. Robert Rudy	47,618	(4)	*
Jason B. Rush	21,591	(5)	*
H. Andrew Walls, III	64,458	(6)	*

Directors, Nominees & Executive Officers as a group (15 persons)	510,235		7.9%

Dimensional Fund Advisors LP	381,642	(7)	5.9%

Notes:

*	Less than 1.0%.

(1)	Includes 2,943 shares of phantom stock held in a deferred compensation plan account (“Phantom Stock”). Each share of Phantom Stock represents a deemed investment of deferred compensation funds in one share of Common Stock and gives the officer the right to receive one share of Common Stock or the cash value thereof following the officer’s separation from service with the Corporation. The officer may transfer the funds held in the plan account into an alternative deemed investment option at any time.

(2)	Includes 182,698 shares with respect to which Ms. Moran has investment and voting discretion pursuant to a power of attorney.

(3)	Includes 42,034 shares held jointly with spouse, 84 shares held by spouse for benefit of a minor child, and 911 shares held in a 401(k) plan account.

(4)	Includes 1,500 shares owned by I. R Rudy Business Trust, 4,500 shares of Phantom Stock, and 4,617 shares with respect to which Mr. Rudy has investment and voting discretion pursuant to a power of attorney.

(5)	Includes 8,504 shares owned jointly with spouse.

(6)	Includes 14,854 shares owned by Morgantown Printing and Binding, Inc. of which Mr. Walls is owner.

(7)	Based on the Schedule 13F-HR filed with the SEC on February 14, 2025 by Dimensional Fund Advisors LP, whose principal address is 6300 Bee Cave Road, Building One, Austin, TX 78746

ELECTION OF DIRECTORS (Proposal 1)

The number of directors who shall serve on the Board is currently set at 10, and directors serve for one-year terms.

At the 2025 Annual Meeting, upon the recommendation of the Nominating and Governance Committee (the “Nominating Committee”), the Board will ask shareholders to vote on the election of the following 10 nominees to serve as directors until the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) and until their respective successors are duly elected and qualify: (i) John F. Barr; (ii) Brian R. Boal; (iii) Sanu B. Chadha; (iv) Christy M. DiPietro; (v) Kevin R. Hessler; (vi) Patricia A. Milon; (vii) Beth E. Moran; (viii) Carissa L. Rodeheaver; (ix) I. Robert Rudy; and (x) H. Andrew Walls, III. In the event a nominee declines or is unable to serve as a director, which is not anticipated, the proxies designated on the Proxy Card will vote in their discretion with respect to a substitute nominee named by the Board, or the Board will reduce the total size of the Board, in its discretion. You may not vote for a greater number of nominees than the ten nominees named in this Proxy Statement and on the Proxy Card.

Information about the principal occupations, business experience and qualifications of the director nominees is provided below under the heading “Qualifications of Director Nominees and Current Directors.”

Because each of the nominees is a current director of the Corporation, each has an interest in the outcome of the vote on Proposal 1.

The Board unanimously recommends that shareholders vote “FOR” each of the director nominees named above.

QUALIFICATIONS OF DIRECTOR NOMINEES AND CURRENT DIRECTORS

Director Skills Matrix										
	John F. Barr	Brian R. Boal	Sanu B. Chadha	Christy M. DiPietro	Kevin R. Hessler	Patricia A. Milon	Beth E. Moran	Carissa L. Rodeheaver	I. Robert Rudy	H. Andrew Walls, III
Qualifications and Experience										
Executive Leadership	*		*		*	*		*	*	*
Public Company Board Experience						*	*	*		
Information Technology			*			*				
Financial Services/Banking		*		*	*	*		*		*
Asset Management				*	*	*		*		
Brokerage/Investment Banking				*		*		*		
Strategic Planning	*	*	*	*	*	*	*	*	*	*
Accounting/Finance		*		*	*			*		
Regulatory					*	*	*	*		
Risk Management	*	*	*	*		*		*	*	*
Legal Expertise						*	*			
Governance	*				*	*		*	*	*
Additional Qualifications and Information										
Audit Committee Financial Expert		*		*	*					
Independent Director	*	*	*	*	*	*	*		*	*
Board Tenure and Age										
Male	*	*			*				*	*
Female			*	*		*	*	*		
Tenure	11	11	4	4	1	5	2	12	32	19
Age	71	52	48	63	68	62	61	59	72	64

The Nominating Committee believes that all director nominees and continuing directors possess a diverse balance of skills, business experience and expertise necessary to provide leadership to the Corporation. In addition, the Board’s nominees bring extensive knowledge of the communities served by the Corporation through their involvement with their communities, both as business partners and volunteers. The following discussion sets forth the specific experience, qualifications, other attributes and skills of each director nominee and continuing director that led the Nominating Committee to determine that such person should serve on the Board given the Corporation’s business and structure. Each of the director nominees has consented to (i) serve as a nominee, (ii) serve as a director if elected, and (iii) to being named as a nominee in this Proxy Statement. All current directors also serve on the board of directors of First United Bank & Trust (the “Bank”), the Corporation’s wholly-owned subsidiary.

Director Nominees for Election

John F. Barr

Age 71

Director Since: May 2014

Independent

Committees: Asset and Liability Management Committee and Strategic Planning Committee

Skills and Qualifications: extensive local and state civic expertise, business management, commercial and industrial knowledge, risk management, and strong knowledge of Washington County and Maryland markets

Mr. Barr previously served as a member of the Corporation’s Advisory Council for five years prior to his election to the Board. Mr. Barr brings valuable business experience as the past President and current Chairman of the Board of Ellsworth Electric, Inc., which provides comprehensive electrical contractor and insulation services for residential, industrial and commercial customers throughout Maryland, Pennsylvania, Virginia, and West Virginia. Barr served as President between 1991 and 2020. He is very active in the Washington County, Maryland community. He is 4 term Washington County Commissioner. He also served on the Maryland Association of Counties (“MACo”) from 2010 to 2019, and as a member of its board of directors from 2014 to 2019, where he served as President in 2016. Mr. Barr took a four-year break from politics and returned in 2022 as the elected Washington County Board of Commissioners President serving his fourth term to the citizens of Washington County. In December 2024, Mr. Barr was sworn in by Governor Wes Moore for another term on the MACo Board of Directors.

Brian R. Boal

Age 52

Director Since: May 2014

Independent

Committees: Audit Committee (Chairman), Nominating and Governance, and Strategic Planning Committee

Skills and Qualifications: financial, audit, and accounting expertise, M&A and public company expertise, business management, and extensive non-profit expertise

Mr. Boal previously served as a member of the Corporation’s Advisory Council for four years prior to his election to the Board. He has a vast amount of accounting and business experience through his education and his certification as a Certified Public Accountant. For the past 22 years, Mr. Boal has been the Principal of Boal and Associates, PC, Certified Public Accountants, an accounting firm. Prior to that, he served as a tax manager for PricewaterhouseCoopers. These positions have provided him with ownership, accounting, audit, public company, M&A and business advisory experience. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. He is the founder and co-trustee of a local 501(c)(3) foundation. Mr. Boal also is Managing Member of DCGT Holdings LLC (The Greene Turtle). He also serves in leadership roles for many local organizations in his community of Garrett County.

Sanu B. Chadha

Age 48

Director Since: January 2021

Independent

Committees: Asset & Liability Committee, Risk and Compliance Committee, Strategic Planning Committee and Compensation Committee

Skills and Qualifications: Information technology, strategic planning, executive leadership, risk management

Ms. Chadha is a certified Project Management Professional and Managing Partner of M&S Consulting, a management and solutions company founded in 2002, that provides consulting services to enterprise organizations across the United States and abroad regarding strategic process and technology solutions, project management, process improvement, data analytics, and cloud solutions.

Christy M. DiPietro

Age 63

Director Since: January 2021

Independent

Committees: Audit Committee, Asset and Liability Committee, and Strategic Planning Committee

Skills and Qualifications: Strategic planning, banking, finance, investments, executive management, risk management, wealth management

Ms. DiPietro, a Chartered Financial Analyst, is a private investor and the family office manager of Hidden Cove Advisory, where she manages a diverse portfolio of assets with responsibilities including investment analysis and strategy, asset allocation, tax matters, insurance matters, estate planning, property management, and charitable giving. Prior to that, she served as a Vice President and Portfolio Manager – Fixed Income at T. Rowe Price Associates, Inc., where she managed $2.3 billion in high-quality taxable fixed income assets for numerous institutional clients.

Kevin R. Hessler

Age 68

Director Since: October 2023

Independent

Committees: Audit Committee, Asset and Liability Committee, and Strategic Planning Committee

Skills and Qualifications: financial, audit, and accounting expertise, executive management and leadership, risk management, strategic planning

Mr. Hessler is a certified public accountant and a principle of LSWG, P.A., an accounting firm with offices in Frederick, Maryland and Rockville, Maryland, where he has worked since 1982, including as its Managing Principal for a 12-year period. Kevin is active in the accounting industry where he specializes in small business and real estate consulting, business and individual tax planning and was past board member and president of the Mid-Maryland Chapter of the Maryland Association of Certified Public Accountants.  He is active in the Frederick, MD community having served on several boards, including the Community Foundation of Frederick County, the Frederick Festival of the Arts, the Downtown Frederick Partnership, Counseling Services, Inc. and the Mental Health Association of Frederick County.

Patricia A. Milon

Age 62

Director Since: July 2020

Independent

Committees: Nominating Committee, Compensation Committee, Strategic Planning Committee and Risk and Compliance Committee

Skills and Qualifications: banking, financial, executive management and leadership, risk management, strategic planning

Ms. Milon is an accomplished bank regulatory expert, with over 30 years of enterprise risk management and corporate governance experience. She operates her own consulting company, Milford Advisory Group, LLC. She has expertise in mitigation of compliance, legal and regulatory risk through her experience with publicly traded companies in the banking and financial sectors. She also has served in consulting roles for fintech and regtech companies, and has counseled public companies, privately held firms and non-profit organizations on achieving business objectives.

Beth E. Moran

Age 61

Director Since: January 2023

Independent

Committees: Strategic Planning, Asset Liability Committee, and Audit Committee

Skills and Qualifications: extensive legal knowledge of estate planning, real estate management, leadership experience, business management and operational experience, governance and board matters, risk management and strategic planning

Ms. Moran is a licensed attorney with over 25 years of legal experience. Her work as an attorney has included providing legal services in a variety of areas, including estate planning, and real estate leasing and management. Additionally, she works in her family’s businesses: Moran Coal Company, a coal company; Fore Sisters Golf, a golf course; and Meadowland, Inc., a property investment company; which have provided her with business advisory, ownership and management skills. She serves as a board member to the Lions Foundation Trust as well as Treasurer of her family’s charity foundation, the Donald and Virginia Moran Foundation.

Carissa L. Rodeheaver

Age 59

Director Since: November 2012

Committees: Asset and Liability Management Committee, Strategic Planning Committee, and Risk and Compliance Committee

Skills and Qualifications: banking, financial, accounting and auditing expertise, executive management and leadership, wealth management knowledge, risk management, strategic planning, vast industry trade association experience

Ms. Rodeheaver is the Chairman of the Board, President and Chief Executive Officer (“CEO”) of the Corporation and the Bank. She has served as President since November 2012 and as Chairman and CEO since January 1, 2016. Ms. Rodeheaver was previously the Chief Financial Officer (the “CFO”) of the Corporation and the Bank from January 2006 until December 2015 and the Secretary and Treasurer of the Corporation and the Bank from December 2009 until June 2016. She has been employed by the Corporation since 2004 and by the Bank since 1992. During her tenure, she has served as Trust Officer of the Bank, Vice President and Trust Sales Officer of the Bank, Vice President and Trust Department Sales Manager of the Bank, Vice President and Assistant Chief Financial Officer of the Corporation and the Bank and Executive Vice President and CFO of the Corporation and the Bank. She has served as a director of the Corporation and the Bank since November 2012. Ms. Rodeheaver is a Certified Public Accountant and a member of the Maryland Association of Certified Public Accountants, and she is a graduate of the Cannon Trust School, the Northwestern University Graduate Trust School, the Executive Development Institute for Community Banks and the Maryland Bankers School. She recently completed her fourth term on the board of directors of the Maryland Bankers Association, where she previously served as Chairman of the Board. In addition, she served as treasurer and a member of the board of directors for the American Bankers Association (“ABA”) and chaired several of the American Bankers Association Committees. She continues to serve on several committees for the ABA. Locally, Ms. Rodeheaver serves as the Chair of the board of directors of the Garrett College Foundation, the Treasurer for the board of directors of the Garrett Development Corporation, and recently completed her term on the UPMC Western Maryland Advisory Board and the Maryland Physicians Center Audit Committee. She continues her education and professional development by attending various conferences and workshops focused on strategic planning, regulations and management for the banking industry. In addition to her service with the Corporation and the Bank, Ms. Rodeheaver owns and operates Rodeheaver Rentals with her spouse, an unincorporated entity that owns and leases commercial and residential property and several residential apartments that they lease to tenants.

I. Robert Rudy

Age 72

Director Since: May 1992

Independent

Committees: Strategic Planning Committee, Compensation Committee, and Risk and Compliance Committee

Skills and Qualifications: extensive knowledge of the retail industry, leadership experience, business management and operational experience, governance and board matters, risk management and strategic planning

Mr. Rudy received a Bachelor of Business Administration degree from Ohio University. His vast business experience has been gained through his ownership and operation of I. R. Rudy’s, Inc., a retail apparel and sporting goods store, since 1992. His director experience includes the Chairman of the Board of Sports Specialists, Ltd, a national retail buying group, and as trustee of The Ohio University Foundation. He holds the office of Vice Chairman of the Foundation and is a member of the Executive Committee. He chairs the Foundation’s Real Estate Committee and the Vice Chair of the Finance Committee. In January 2020, Mr. Rudy represented the Ohio University Foundation at the association of governing boards’ National Leadership Conference. Other boards associated with Ohio University include: Russ Holdings LLC, Russ North Valley Road LLC, Russ Research Center LLC all located in Dayton, Ohio and Housing for Ohio/Courtyard Apartments, Athens, Ohio. Mr. Rudy is President of the Board of The Ohio University Inn and Conference Center located in Athens, Ohio. He also has leadership experience gained from and involvement with various societies, boards and commissions, including the Ohio University College of Business Society of Alumni and Friends from 2003 to 2006, Ohio University College of Business Executive Advisory Board since 2006, Ohio University College of Business Global Competitive Program during 2008 through 2010 in Hungary and 2013 in Greece, Ohio University President’s CEO Roundtable, Maryland Fire Prevention Commission – Commissioner, Certified Level II Instructor for the Maryland Fire and Rescue Institute from 1978 to 1990, and Chairman of Oakland Planning and Zoning Commission since 1989. Mr. Rudy is also a retired Chief of the Oakland Volunteer Fire Department with 49 years of service. Although he is retired from the department, he continues to serve the OVFD as an apparatus driver.

H. Andrew Walls, III

Age 64

Director Since: May 2006

Independent

Committees: Asset & Liability Committee, Strategic Planning Committee, and Risk and Compliance Committee

Skills and Qualifications: business management and operational expertise, M&A experience, marketing skills, vast knowledge of Monongalia County, West Virginia market

Mr. Walls has gained significant business experience by serving as the owner and operator of MPB Print and Sign Super Store, a large printing company, for the past 28 years. He is active in the Monongalia County, West Virginia community, one of the Corporation’s market areas. Mr. Walls has director experience through his service as a member of the boards of directors of the United Way, the Public Theatre, the Red Cross and the Salvation Army.

CORPORATE GOVERNANCE AND RELATED MATTERS

Our Shareholder Engagement Program

Board-driven engagement. The Board oversees and participates in the shareholder engagement process and regularly reviews and assesses shareholder input on a range of topics. Both the Chairman and the Independent Lead Director play a central role in the Board’s shareholder engagement efforts, with support and participation from management and other directors.

Year-round engagement and Board reporting. The CEO and CFO, together with other executive management members and directors, conduct regular, year-round outreach to shareholders in-person and by phone to obtain their input on key matters and to inform management and the Board about the issues that shareholders tell us matter most to them. Our shareholder and investor outreach also typically includes investor road shows, analyst meetings, and investor conferences. We also continue to improve our engagement and communications with our retail shareholders, including employee shareholders.

Transparent and informed governance enhancements. The Board routinely reviews and evolves the Corporation’s governance practices and policies, including our shareholder engagement practices. Shareholder input is regularly shared with the Board, its committees, and management, facilitating a dialogue that provides shareholders with transparency into our governance practices and considerations, and informs the Corporation’s enhancement of those practices. In addition to shareholder feedback, the Board considers trends in governance practices and regularly reviews the voting results of our meetings of shareholders, the governance practices of our peers, and current trends in governance.

Corporate Purpose at First United

The Bank is a purpose-driven bank. Our vision is to deliver an uncommon commitment to service and solutions that creates value for our customers, our employees, our communities, and our investors. We are committed to helping people and making a difference. We believe that integrating relevant sustainability considerations into our long-term business strategy is key to delivering on those commitments.

Our focus on sustainability starts at the top. Our Board is actively engaged on these matters and receives regular updates from our Executive Team. We also conduct routine Board education sessions, facilitated by an external advisor, focusing on governance and sustainability.

We are driven by doing what is best for our stakeholders, as they are inextricably linked to our strategy and our delivery of long-term value. In 2022, we conducted our first assessment to identify the specific sustainability issues that are most impactful to our company and our stakeholders. Through this assessment, we identified four strategic focus areas that will impact our business over the long-term:

●	Talent, Culture, & Inclusion: Our passionate people and unrivaled culture as a driving force for success

●	Community & Customer Commitment: Our devotion to serving our customers and improving the lives of those in our local communities

●	Business Ethics & Governance: Our dedication to doing business with integrity

●	Environmental Stewardship: Our responsibility to act as thoughtful stewards of resources and the environment

We recognize that our shareholders and stakeholders see value in a long-term strategy that integrates relevant sustainability matters. Our board and management team remain focused on prudent oversight and active management of these risks and opportunities. Additionally, we welcome shareholder perspectives and feedback on these developments and maintain an active shareholder engagement program throughout the course of the year.

Committees of the Board

The Board has the following committees: an Audit Committee; an Asset and Liability Management Committee; a Strategic Planning Committee; a Compensation Committee; the Nominating Committee; and a Risk and Corporate Compliance Committee. These committees are discussed below.

Audit Committee – The Audit Committee is a separately-designated standing committee established pursuant to Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Audit Committee is responsible for the hiring, setting of compensation and oversight of the Corporation’s independent registered public accounting firm. The Audit Committee also assists the Board in monitoring (i) the integrity of the financial statements, (ii) the performance of the Corporation’s internal audit function and (iii) the Corporation’s compliance with legal and regulatory requirements. In carrying out its duties, the Committee meets with the internal and independent auditors, with and without management present, to discuss the overall scope and plans for their respective audits, the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting. The Board has determined that all audit committee members are financially literate and that Messrs. Boal and Hessler and Ms. DiPietro each qualify as an “audit committee financial expert” as defined by the SEC in Item 407 of Regulation S-K. The Board has adopted a written charter for the Audit Committee, a copy of which is available on the Corporation’s website at https://investors.mybank.com/corporate-overview/documents/default.aspx.

Asset and Liability Management Committee – The Asset and Liability Management Committee reviews and recommends changes to the Corporation’s Asset and Liability, Investment, Liquidity, and Capital Plans.

Strategic Planning Committee – The Strategic Planning Committee focuses on long-term planning to ensure that management’s decisions take into account the future operating environment, the development of corporate statements of policy, and review of management’s internal and external information through its Enterprise Risk Management framework.

Compensation Committee – The Compensation Committee is responsible for developing a compensation policy for the executive officers and for recommending to the Board a compensation policy for the directors of the Corporation and its subsidiaries, overseeing the Corporation’s various compensation plans and managing changes for executive compensation and recommending changes for director compensation.  The Committee determines executive compensation pursuant to the principles discussed below under the heading “Executive Compensation.” The Board reviews and, where appropriate, approves or ratifies committee recommendations.  The Compensation Committee may not delegate its authority to any other person or corporate body without the authorization of the Board. The Compensation Committee has adopted a written charter, a copy of which is available on the Corporation’s website at https://investors.mybank.com/corporate-overview/documents/default.aspx.

Nominating Committee – The Nominating Committee is responsible for developing qualification criteria for directors, reviewing director candidates recommended by shareholders (see “Director Recommendations and Nominations” below), actively seeking, interviewing and screening a broad range of individuals qualified to become directors, recommending to the Board those candidates who should be nominated to serve as directors and developing and recommending to the Board for adoption corporate governance guidelines, codes of ethics and similar policies. The Nominating Committee has a written charter, a copy of which is available on the Corporation’s website at https://investors.mybank.com/corporate-overview/documents/default.aspx.

Risk and Corporate Compliance Committee– The Risk and Compliance Committee is responsible for reviewing the Bank’s overall risk profile and the alignment of the Corporation’s risk with the Corporation’s strategic plan, goals and objectives. The Committee is also responsible for reviewing outstanding audit issues and compliance recommendations as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The Risk and Compliance Committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.  The Committee monitors classified credits and management’s plans for those credits.

Current Board Committee Membership and Number of Meetings

Until her retirement from the Board on December 1, 2024, Marisa A. Shockley served on the Audit, Compensation (Chair), and Nominating and Governance Committees.

Board Policies

The Board is committed to setting a tone of the highest ethical standards and performance for our management, officers, and the Corporation as a whole. The Board believes that strong corporate governance practices are a critical element of doing business. As such, the Board has adopted: (i) a Code of Ethics for directors; (ii) Corporate Governance Guidelines for directors; (iii) a Code of Ethics for senior financial officers, which applies to the Corporation’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions; (iv) an Insider Trading Policy; (v) a Luxury Expenditure Policy; and (vi) an Incentive Compensation Recovery Policy. These codes and policies are reviewed on a regular basis to ensure that they reflect the best interests of the Corporation and its shareholders. These codes and policies may be found on the Corporation’s website at https://investors.mybank.com/corporate-overview/documents/default.aspx.

Director Independence

Pursuant to Rule 5605(b)(1) of the Nasdaq Rules, a majority of the Corporation’s directors must be “independent directors” as that term is defined by Rule 5605(a)(2) of the Nasdaq Rules. The Board has determined that each of John F. Barr, Brian R. Boal, Sanu B. Chadha, Christy M. DiPietro, Kevin R. Hessler, Patricia A. Milon, Beth E. Moran, I. Robert Rudy, and H. Andrew Walls, III is an “independent director”, and these independent directors constitute a majority of the Board. Each of the members of the Audit Committee, Compensation Committee, and Nominating Committee is an “independent director”. Each member of the Audit Committee also satisfies the independence requirements of Rule 5605(c)(2)(A) of the Nasdaq Rules. In 2024 and through her retirement, Marisa A. Shockley was an “independent director” and satisfied the Audit Committee independence requirements. In making these independence determinations, the Board considered the transactions described below in the section of this Proxy Statement entitled “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS”.

Board’s Role in Strategy

The Board’s most important functions are to oversee the development and execution of the Corporation’s long-term strategy and oversee the development and execution of the Corporation’s risk management profile. Management and the Board regularly discuss the Corporation’s strategy and progress toward achieving its strategic objectives and reviews the Corporation’s risk factors considering the current economy, regulatory and political environments. These discussions result in Board input that informs updates to the strategic plan, which are presented to the Board for approval on an annual basis. The Corporation’s strategic planning process also includes periodic reviews of strategic alternatives performed by an independent strategic planning consultant. The resulting assessment of the Corporation’s long-term strategy to create shareholder value is reviewed by the Board and used to inform ongoing strategy development.

Board Leadership and Role in Risk Oversight

The Bylaws provide that the Chairman of the Board shall be the CEO of the Corporation. The Board has employed this leadership structure since the Corporation’s formation in 1984 because it believes that a single leader serving as both Chairman of the Board and CEO is the most appropriate leadership structure for the Corporation. By having one person serve as both Chairman and CEO, the Board believes that the Corporation demonstrates to shareholders, customers, employees, vendors, regulators, and other stakeholders that we have strong leadership, with a single individual setting the tone and having primary responsibility for managing and leading the Corporation. Further, the Board believes that this structure reduces the potential for confusion or duplication of efforts and assures clarity of leadership.

The Board recognizes, however, the importance of independent oversight and support, particularly when the operations of and issues faced by a highly regulated, publicly traded corporation such as the Corporation can be complex. Accordingly, the Board appoints an Independent Lead Director, whose role is to assist the Chairman of the Board in ensuring strong and effective corporate governance. The Independent Lead Director is responsible for facilitating the resolution of issues relating to the performance of the Chairman of the Board and CEO and other members of management, or any other issue that a director, an officer or an employee believes should be addressed by someone other than the Chairman of the Board and CEO. In furtherance of that objective, the Board has adopted an Independent Lead Director Policy, which provides that the duties and rights of the Independent Lead Director shall include: (i) presiding at (a) all Board meetings at which the Chairman of the Board is not present, and (b) all executive sessions of independent directors; (ii) serving as a liaison between the Chairman of the Board and the independent directors; (iii) pre-approving Board meeting agendas; (iv) pre-approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; (v) the authority to convene meetings of the independent directors; and (vi) if reasonably requested by shareholders, making himself or herself reasonably available for consultation and direct communication with major shareholders. Annually, the independent directors appoint one director recommended by the Nominating Committee to serve as the Independent Lead Director. Mr. Boal currently serves as the Independent Lead Director.

The Board reviews our leadership structure from time to time considering the issues that we face and the qualities, experience, skills and education of the directors who comprise the Board. The Board has the power to revise this leadership structure should it deem such a revision necessary or appropriate.

In addition, the Board believes that it is important for the success of our leadership structure to have a strong, competent and independent Board. The Corporation has a well-developed and well-seasoned Board, comprised of the Chairman and CEO and nine additional “independent directors”, as defined by the Nasdaq Rules. The Board believes that this high percentage of independence assures an objective and shareholder-based view of the Corporation’s operations.

Of these independent directors, three members qualify as an “audit committee financial expert”, as defined by rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Although the credentials of each director are noted elsewhere in this Proxy Statement, it is worth illustrating the credentials of these three directors that make them eligible for this distinction:

1.

Brian R. Boal – Mr. Boal has a vast amount of accounting and business experience through his education, his certification as a Certified Public Accountant, and his ownership and operation for the past 26 years of Boal and Associates, PC, Certified Public Accountants. Mr. Boal serves as a member of the American Institute of Certified Public Accountants and the Maryland Association of Certified Public Accountants. Mr. Boal serves as the Independent Lead Director.

2.

Christy DiPietro – Ms. DiPietro has a vast amount of knowledge through her education and her certification of a Chartered Financial Analyst as well as her management of a diverse portfolio of assets with responsibilities including investment analysis and strategy, asset allocation, tax matters, insurance matters, estate planning, property management, and charitable giving.  Ms. DiPietro’s past employment as Vice President and Portfolio Manager at T. Rowe Price also provided a vast amount of experience with institutional clients. Ms. DiPietro serves as the Chairman of the Audit Committee

3.	Kevin R. Hessler – Mr. Hessler is a certified public accountant and a principle of LSWG, P.A., an accounting firm with offices in Frederick, Maryland and Rockville, Maryland, where he has worked since 1982, including as its Managing Principal for a 12-year period. Kevin is active in the accounting industry where he specializes in small business and real estate consulting, business and individual tax planning and was past board member and president of the Mid-Maryland Chapter of the Maryland Association of Certified Public Accountants.

The strength of the Board, and a valuable counterbalance to management, is found in the risk management practices employed by the Board, directly and through its various specialized committees and the Independent Lead Director. The Board, as part of its oversight and governance functions, regularly reviews risks and appropriate modeling of Asset Liability Management, loan concentrations, liquidity, management succession and capital planning. The Risk and Compliance Committee is responsible for reviewing the Bank’s overall risk profile and the alignment of the Corporation’s risk profile with the Corporation’s strategic plan, goals and objectives. The Risk and Compliance Committee is also responsible for reviewing outstanding audit issues and compliance recommendations as identified by various internal or external parties, approving operational risk programs such as the Bank Protection Act Program, the Business Continuity Planning Program, Cybersecurity Program, the Information Security Program, Privacy Program, Identification Theft/Red Flag Program and Bank Secrecy Act Program.  The Risk and Compliance Committee is responsible for the annual review of any significant vendor relationships, litigation or consumer complaints as well as the adequacy and effectiveness of the Compliance Program, and the Corporation’s insurance programs and policies in place.  The Risk and Compliance Committee monitors classified credits and management’s plans for those credits. An internal risk management committee, which comprised of the Director of Risk Management and various associates of the Corporation, oversees the Enterprise Risk Management system and reports to the Risk and Compliance Committee.

To maintain a level of independence from management, the Board conducts regular executive sessions of independent directors. These sessions are led by Mr. Boal, who serves as the Independent Lead Director and Chairman of the Nominating Committee.

Attendance at Board Meetings

The Board held 12 meetings in 2024. Directors are expected to attend a combined minimum attendance of 75% of all Board and committee meetings for which they are a member. Each director who served as such during 2024 attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period served) and (ii) the total number of meetings held by all committees of the Board on which that person served (held during the period served). Directors are also expected to attend the annual strategic planning meeting.

Board, Committee and Director Evaluations

The Board, led by the Nominating Committee, conducts an annual self-evaluation to determine whether it and its committees are functioning effectively. Under each committee’s charter, the committee evaluates and assesses its performance, skills and resources required to meet its obligations under its charter at least annually. Results of the evaluations are then presented to the Board and its committees and used to determine actions designed to enhance the operations of the Board and its committees going forward.

Director Retirement and Board Refreshment

The Corporation’s Bylaws (the “Bylaws”) provide that no person may be elected to the Board at any meeting of shareholders if he or she is or will be 75 years of age or older during the calendar year in which such meeting occurs. In 2018, the Nominating Committee began discussions about a formal director refreshment plan considering upcoming director retirements. This plan was formalized in 2019 and identifies desired skillsets and industry expertise of future nominees, while also encouraging the Committee to focus on diversity of backgrounds and perspectives.

We believe that Board refreshment is an integral part of effective governance. While we value the insight of our longer tenured directors and their understanding of the Corporation’s business and the banking industry, we do understand the ongoing need to consider new director candidates who can provide new viewpoints. As a result, we believe that it is important to a board’s oversight role to have an appropriate balance between experienced directors and less tenured directors. Since 2014, we have added seven new directors. In 2019, we reduced the size of our Board with the retirement of a long-standing director. Two additional directors retired in 2020, one director retirement in 2023, and one director retirement in 2024. We have an ongoing search process to identify a number of independent board candidates that will enhance our Board’s diversity and provide expertise in key areas such as banking/financial, regulatory, compliance, technology and innovation.

We believe our ongoing Board evolution will result in the strategic refreshment of our independent directors, maintain our commitment to diverse viewpoints and ensure the skillset of our board continues to align with our long-term strategy.

Director Onboarding and Education

Overview. Director onboarding and ongoing education programs are important components of fostering Board effectiveness. The Corporate Governance Guidelines provide that directors receive continuing education in areas that will assist them in their duties. The Director Onboarding and Ongoing Education Program engages directors through a mixture of in-house training and outside programs.

Onboarding. The Corporation’s comprehensive program begins with director onboarding activities and includes a thorough orientation process that acclimates new directors to the Corporation, the Board and management. Director onboarding involves a combination of written materials, oral presentations, and meetings with members of the Board and management. Topics covered include: strategic planning, regulatory, financial statements, capital planning, legal and corporate governance matters as well as a Board committee orientation.

Committee Rotation. Directors are rotated through committee assignments every two to three years based on their skillsets to ensure they develop a comprehensive overview of each committee and its role in corporate governance.

Ongoing Education. In an effort to hone their skills, and to assure their continued independence, members of the Board undertake regular training. A number of methods are employed to provide in-depth training. On frequent occasions, internal training is provided to familiarize the Board with regulatory requirements imposed on financial institutions by applicable laws such as the Bank Secrecy Act and the Community Reinvestment Act, and they receive regular training on aspects of information technology and cyber security. Periodically, directors attend seminars and economic updates related to banking issues, which offer them the additional benefit of meeting with directors of other financial institutions. All directors have direct access to a banking webinar subscription and the American Bankers Association, which enables them to keep abreast of issues pertinent to the banking industry and to research banking materials. The FDIC also has available a specific board education program which is periodically used for director training.

The Board also receives in-house training sessions conducted by third party consultants. During 2024, these topics included cyber risk and security, economic updates, community banking trends and Environmental, Social and Governance matters.

Insider Trading Policy

The Corporation has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of shares of Common Stock by directors, officers and employees of the Corporation and its subsidiaries that it believes are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Corporation.  A copy of the Corporation’s Insider Trading Policy was filed as Exhibit 19 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.  The Corporation has not adopted an insider trading policy governing the Corporation’s purchase, sale, and/or other dispositions of shares of Common Stock.  Section 2-310(a) of the Maryland General Corporation Law requires the Board to approve any acquisition by the Corporation of shares of Common Stock, and it has been the Corporation’s policy to consult with its legal counsel prior to the Board’s approval of any plan or other arrangement to acquire any shares to ensure compliance with applicable laws.

Director Recommendations and Nominations

Director candidates may come to the attention of the Nominating Committee from current directors, executive officers, shareholders, or other persons. During 2020, the Nominating Committee adopted a policy under which it considers the backgrounds of candidates for directorship when making nomination recommendations and that the pool includes diverse candidates. The Nominating Committee periodically reviews its list of candidates available to fill Board vacancies and researches the talent, skills, expertise and general background of these candidates. In evaluating candidates for nomination, the Nominating Committee uses a variety of methods and regularly assesses the size of the Board, whether any vacancies are expected due to retirement or otherwise, the need for particular expertise on the Board, and whether the Corporation’s market areas are adequately represented by Board members. In nominating director candidates, the Nominating Committee generally seeks to choose individuals that have skills, education, experience and other attributes that will complement and/or broaden the strengths of the existing directors.

The Nominating Committee will from time-to-time review and consider candidates recommended by shareholders. A shareholder may recommend a director candidate by written notice to the Chairman of the Board or the President, which notice must include: (i) the recommending shareholder’s contact information, including his or her name and address; (ii) the class and number of shares of the Corporation’s capital stock beneficially owned by the recommending shareholder; (iii) the name, address and credentials of the candidate for consideration, including the principal occupation of each proposed nominee; (iv) the number of shares of the Corporation’s capital stock beneficially owned by the candidate; (v) the candidate’s written consent to be considered as a candidate; and (vi) all information relating to such proposed nominee that would be required to be disclosed by Regulation 14A under the Exchange Act promulgated thereunder, assuming such provisions would be applicable to the solicitation of proxies for such proposed nominee. Such recommendation must be delivered or mailed to the Chairman of the Board or the President no less than 150 days nor more than 180 days before the date of the Annual Meeting of Shareholders for which the candidate is being recommended, which, for purposes of this requirement, is deemed to be the same day and month as the prior year’s Annual Meeting of Shareholders. With respect to the 2026 Annual Meeting, a shareholder who intends to recommend that an individual be considered for nomination by the Nominating Committee must submit notice of such recommendation as provided above no earlier than November 8, 2025, and no later than December 8, 2025.

Whether recommended by a shareholder or another third party, or recommended independently by the Nominating Committee, a candidate will be selected for nomination based on his or her talents and the needs of the Board. The Nominating Committee’s goal in selecting nominees is to identify persons that possess complementary skills and that can work well together with existing Board members at the highest level of integrity and effectiveness. A candidate, whether recommended by a shareholder or otherwise, will not be considered for nomination unless he or she maintains strong professional and personal ethics and values, has relevant management experience, and is committed to enhancing financial performance. The Corporation looks for candidates that possess competencies that will support our long-term strategies. These competencies could include expertise in the banking industry, finance, risk management, real estate, marketing, regional geographic markets and economics, strategic planning, executive management, technology or other relevant qualifications. Certain Board positions, such as Audit Committee membership, may require other special skills, expertise or independence from the Corporation.

It should be noted that a director recommendation is not a nomination. The Corporation believes that a shareholder who is entitled to vote for the election of directors and who desires to nominate a candidate for election to be voted on at an Annual Meeting may do so only in accordance with Section 4 and/or Section 14 of Article II of the Bylaws. In addition to satisfying the other conditions set forth therein, a shareholder who intends to nominate a candidate for election to the Board at an Annual Meeting pursuant to Section 4(a)(ii) of Article II of the Bylaws must provide notice of that intention to the Chairman of the Board or the President no less than 150 days nor more than 180 days before the date of the Annual Meeting for which the candidate will be considered, which meeting date will be deemed, for purposes of this requirement, to be on the same day and month as the Annual Meeting of Shareholders for the preceding year. An eligible shareholder or group of shareholders who desires to instead nominate a candidate for election to the Board and have that director nominee included in the Corporation’s proxy statement pursuant to Section 4(a)(iii) and Section 14 of Article II of the Bylaws must, in addition to satisfying with the other requirements and limitations set forth such sections, provide notice of that desire to the Chairman of the Board or the President no less than 150 days nor more than 180 days before the date of the Annual Meeting for which the candidate will be considered, which meeting date will be deemed, for purposes of this requirement, to be on the same day and month as the Annual Meeting of Shareholders for the preceding year, provided that (i) if the subject Annual Meeting is convened more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s Annual Meeting, or if no Annual Meeting was held in the preceding year, then the notice must be received by the Secretary of the Corporation not later than the close of business on the later of (a) the 90th day before such Annual Meeting or (b) the 10th day following the day on which the Corporation publicly announced the date of the Annual Meeting, and (ii) in no event will an adjournment or postponement of an Annual Meeting for which notice has been given commence a new time period for the giving the notice. For additional information regarding the nomination of directors, see the sections of this Proxy Statement entitled “Deadlines for Receipt of Director Nominations” and “Deadline for Submitting Notice of Intent to Solicit Proxies in Connection with the 2026 Annual Meeting” below.

The foregoing discussion of the sections of the Bylaws relating to the nomination of directors is only a summary of those sections and is qualified in its entirety by the text of those sections. Shareholders are urged to read the Bylaws before submitting a notice relating to the nomination of a director candidate. The Bylaws were filed as Exhibit 3.2 to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024, which can be accessed at the Investor Relations page of our website at https://investors.mybank.com/sec-filings/documents/default.aspx or at the SEC’s website at www.sec.gov. We will promptly provide, without charge, a copy of the Bylaws upon the written or oral request of a shareholder. Written requests should be directed to: First United Corporation, Corporate Secretary, 19 South Second Street, Oakland, Maryland 21550. Telephone requests should be directed to the Corporate Secretary at (301) 533-2390.

Shareholder Communications with the Board

Shareholders may communicate with the Board, including the non-employee directors, by sending a letter to First United Corporation Board of Directors, c/o Tonya K. Sturm, Secretary, First United Corporation, 19 South Second Street, Oakland, Maryland, 21550-0009. The Secretary will deliver all shareholder communications directly to the Board for consideration.

Policy Regarding Director Attendance at Annual Meetings

The Corporation believes that the Annual Meetings of Shareholders provide an opportunity for shareholders to communicate directly with directors and, accordingly, expects that all directors will attend each Annual Meeting. If you would like an opportunity to discuss issues directly with our directors, please consider attending the 2025 Annual Meeting. The 2024 Annual Meeting of Shareholders was attended by seven persons who served on the Board as of the date of that meeting.

Family Relationships Among Directors, Nominees and Executive Officers

None.

Policy with Respect to Hedging Transactions

The Corporation has not adopted any practices or policies regarding the ability of employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Corporation’s equity securities (i) granted to the employee or director by the Corporation as part of his or her compensation or (ii) held, directly or indirectly, by the employee or director.

DIRECTOR COMPENSATION

The following table provides information about compensation paid to or earned by the Corporation’s directors during 2024 who are not also “named executive officers”. The amounts set forth below include the compensation paid by both the Corporation and the Bank for service on the Board and the board of directors of the Bank, respectively.

Name	Fees earned or paid in cash ($)		Stock awards ($)		All other compensation ($)	Total ($)
John F. Barr	35,200	(2)	21,940	(4)	-	57,140
Brian R. Boal	40,300	(2)	21,940	(4)	-	62,240
Sanu B. Chadha	35,200	(2)	21,940	(4)	-	57,140
Christy M. DiPietro	36,600	(2)	21,940	(4)	-	58,540
Kevin R. Hessler	36,100	(2)	21,940	(4)		58,040
Patricia A. Milon	32,900		21,940	(4)	-	54,840
Beth E. Moran	39,600	(3)	21,940	(4)		61,540
I. Robert Rudy	36,400		21,940	(4)	-	58,340
Marisa A. Shockley (1)	31,500		21,940	(4)	-	53,440
H. Andrew Walls, III	36,600	(2)	21,940	(4)	-	58,540

Notes:

(1)	Ms. Shockley retired from the Board on December 1, 2024.
(2)	Of the amount shown, $14,985 represents a portion of the cash retainer earned by the director that the director elected to receive in the form of 683 shares of Common Stock, based on a grant date fair market value of $21.94 per share, as computed in accordance with Financial Standards Accounting Board Accounting Standards Codification (“ASC”) Topic 718. These shares are not also reported in the “Stock awards” column.
(3)	Of the amount shown, $4,980 represents a portion of the cash retainer earned by the director that the director elected to receive in the form of 227 shares of Common Stock, based on a grant date fair market value of $21.94 per share, as computed in accordance with ASC Topic 718. These shares are not also reported in the “Stock awards” column.
(4)	Amounts in this column represent the grant date fair value of 1,000 fully-vested shares of Common Stock granted in 2024 at $21.94 per share, computed in accordance with ASC Topic 718.

The Compensation Committee of the Board is responsible for evaluating and recommending director compensation to the Board for approval. In evaluating director compensation, the Compensation Committee considers the legal responsibilities that directors owe to the Corporation and its shareholders in connection with their service on the Board and/or a committee of the Board, and the risks to the directors associated with their service, and reviews the fees and benefits paid to directors of similar institutions in and around the Corporation’s market areas. The Compensation Committee’s current director compensation arrangement contemplates a mix of cash and equity awards, as discussed below. The Compensation Committee maintains an engagement with Aon’s Human Capital Solutions practice, a division of Aon plc, as its independent compensation consultant to provide advice and facilitate the Committee’s deliberations with respect to director compensation. For further details on this engagement, refer to “Role of Compensation Consultant” under the Executive Compensation section below.

For 2024, each director who was not an employee of the Corporation or the Bank (a “Non-Employee Director”) received a cash retainer of $15,000, a grant of 1,000 fully-vested shares of Common Stock, having a grant date fair value of $21,940, and a cash fee of $1,000 for each meeting of the Board and/or the Bank’s board of directors that he or she attended. The cash fee is reduced to $200 when special meetings are called and the meeting lasts less than two hours. Directors do not receive more than one cash fee when the Board and the board of directors of the Bank meet together. Directors who served on committees of the Corporation also received a cash fee of $500 for each committee meeting that they attended. The Chairperson of each of the Audit Committee (Ms. DiPietro), Compensation Committee (Ms. Shockley) until her retirement on December 1, 2024, and Nominating Committee (Mr. Boal) received an additional annual cash retainer of $2,500. All directors of the Corporation also served on the board of directors of the Bank and received a cash fee of $500 for attending each meeting of a committee of the Bank’s board of directors on which they served.

Non-Employee Directors may elect to receive some or all of their cash retainers in shares of Common Stock. The number of shares paid in lieu of cash retainers is determined by dividing the portion of the cash retainer to be paid in stock by the mean between the high and low sales price of a share of Common Stock on the trading day immediately preceding the payment date, as reported on The Nasdaq Stock Market.

All directors are permitted to participate in the Corporation’s Amended and Restated Executive and Director Deferred Compensation Plan (the “Deferred Compensation Plan”). The material terms of the Deferred Compensation Plan are discussed below under the heading “Compensation of Executive Officers.”

AUDIT COMMITTEE REPORT

The Audit Committee has (i) reviewed and discussed the Corporation’s audited consolidated financial statements for the year ended December 31, 2024 with the Corporation’s management; (ii) discussed with Crowe LLP (“Crowe”), the Corporation’s independent auditors for the fiscal year ended December 31, 2024, the matters required to be discussed by the applicable requirements as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC, and (iii) received the written disclosures and the letter from Crowe required by applicable requirements of the PCAOB regarding Crowe’s communications with the Audit Committee concerning its independence, and discussed with Crowe its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements for the year ended December 31, 2024, be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

By:	AUDIT COMMITTEE

Brian R. Boal
Christy M. DiPietro
Kevin R. Hessler
Beth E. Moran

EXECUTIVE OFFICERS

Information about the Corporation’s executive officers is set forth below. All officers are elected annually by the Board and hold office at its pleasure.

Carissa L. Rodeheaver, age 59, serves as the Chairman of the Board, President and CEO of both the Corporation and the Bank. She has served as President since November 2012 and as Chairman and CEO since January 2016. Prior to these appointments, Ms. Rodeheaver served as the CFO of the Corporation and the Bank starting in January 2006 and as Secretary and Treasurer of the Corporation and the Bank starting in December 2009. Between March 2008 and her appointment as President, Ms. Rodeheaver served as Executive Vice President of the Bank. Prior to this, Ms. Rodeheaver served as Trust Officer of the Bank from 1992 to 2000, as Vice President and Trust Department Sales Manager of the Bank from 2000 to 2004, and as Vice President and Assistant CFO of the Corporation in 2004 and 2005. She is a Certified Public Accountant.

Tonya K. Sturm, age 58, serves as Senior Vice President and CFO of both the Corporation and the Bank. She has served as CFO since January 2016 and as Senior Vice President since June 2016. In May 2016, she was appointed Secretary and Treasurer of the Corporation and the Bank. Prior to the appointment of Senior Vice President, she served as Vice President since September 2008. Prior to her appointment as CFO and Vice President, Ms. Sturm served as Controller of the Corporation and the Bank starting in September 2008, as a Staff Auditor of the Bank from July 1996 to June 1998, as a Credit Analyst of the Bank from June 1998 to March 1999, as Staff Accountant of the Bank from April 1999 to May 2002, as a Senior Staff Accountant of the Bank June 2002 to December 2003, as the Finance Manager of the Bank from January 2004 to May 2006, and as Vice President and Director of Finance of the Bank from June 2006 to August 2008.

Information about the Bank’s executive officers, other than Mses. Rodeheaver and Sturm, is set forth below. All officers are elected annually by the Bank’s board of directors and hold office at its pleasure.

Robert L. Fisher, II, age 56, serves as Senior Vice President and Chief Revenue Officer. Mr. Fisher has been employed by the Corporation since September 2013. Mr. Fisher has more than 20 years of experience in the banking industry with the majority of his experience based in commercial banking. Mr. Fisher held the positions of Senior Vice President of Commercial Banking, Managing Director of Commercial Banking, and Regional President at a large regional bank in the Mid-Atlantic region from 2001 to 2013.

Julie W. Peterson, age 55, serves as Senior Vice President and Chief Credit Officer. Ms. Peterson has more than 36 years of experience in the banking industry.  She was originally employed by the Corporation from 1989-2012 primarily in the commercial banking arena.  She then left the Corporation to work at a super-regional bank from 2012-2014.   Ms. Peterson returned to the Bank in April 2014 to serve as Director of Credit Administration until May 2022.   She then transitioned to Managing Director of Credit Risk until May 2024, at which time she was named Senior Vice President and Chief Credit Officer.

Jason B. Rush, age 54, serves as a Senior Vice President and Chief Operating Officer. Mr. Rush was appointed Senior Vice President and Chief Operating Officer in January 2017. Prior to this appointment, he served as Senior Vice President and Chief Risk Officer and Director of Operations and Support from 2006 to 2017. Mr. Rush has been employed by the First United organization since October 1993.  Prior to his current position, Mr. Rush served as Vice President, Director of Operations & Support since March 2006, and before that as Vice President and Regional Manager/Community Office Manager from January 2005 to February 2006; Vice President and Community Office Manager/Manager of Cash Management from May 2004 to December 2004; Assistant Vice President and Community Office Manager from April 2001 to April 2004; Community Office Manager from August 1998 to April 2001; Customer Service Officer from March 1997 to July 1998; Assistant Compliance Officer from July 1995 to February 1997; and Management Trainee from October 1993 to July 1995.

Keith R. Sanders, age 55, serves as Senior Vice President and Chief Wealth Officer. Mr. Sanders has been employed by the Corporation since August 2002. He served as Senior Trust Sales Officer from August 2002 until December 2005, and as Senior Trust/Investment Sales Manager from January 2006 until October 2011. He was named First Vice President and Senior Trust Officer November 2011, Senior Vice President and Senior Trust Officer May 2013 and was named Chief Wealth Officer in May 2021.

EXECUTIVE COMPENSATION

The Corporation is a “smaller reporting company” as defined in Item 10(f)(1) of the Regulation S-K, and the following discussion of the compensation paid to the Corporation’s named executive officers is intended to comply with the rules relating to the disclosure of executive compensation. Although these rules allow the Corporation to provide less detail about its executive compensation program than companies that are not smaller reporting companies, the Compensation Committee is committed to providing information that is necessary for shareholders to understand its executive compensation-related decisions.

Executive Summary and Financial Highlights

Throughout 2024, we maintained our pricing and expense discipline ending the year with an improved margin, despite the intense competition in our markets, and a stable efficiency ratio. The following represents financial highlights for 2024:

●	The Corporation’s total assets increased by $67.2 million to $2.0 billion. Gross loans increased by $74.1 million and deposits increased by $23.9 million.

●	The book value of the Common Stock was $27.71 per share at December 31, 2024, compared to $24.38 per share at December 31, 2023. Capital levels remained strong, with a total risk-based capital ratio of 15.92% at year end.

●	Consolidated net income was $21.0 million for the year ended December 31, 2024, on a non-GAAP basis, compared to $18.8 million for 2023. Basic and diluted net income per share for 2024 were both $3.21, on a non-GAAP basis, compared to basic and diluted net income per share of $2.81 and $2.80, respectively, for 2023, a 14% increase.

●	The net interest margin increased to 3.38% in 2024 from 3.26% in 2023 due to increased interest income partially offset by increased interest expense. The increase in interest income was due to new loans booking at higher rates as well as existing loans repricing at higher rates. Interest expense increased due to market competition and maintaining higher levels of liquidity on the balance sheet.

●	Comparing the year ended December 31, 2024, to the year ended December 31, 2023, net interest income, on a non-GAAP, FTE basis, increased by $2.7 million. This increase resulted from a $10.4 million increase in interest income, partially offset by a $7.7 million increase in interest expense.

●

For the year ended December 31, 2024, other operating income increased by $5.4 million when compared to the same period of 2023. Net gains/(losses) increased by $4.3 million primarily due to the loss recognized in 2023 on the investment portfolio restructuring. Trust and brokerage income increased by $1.1 million due to improving market conditions, increased annuity sales and growth in new and existing customer relationships. Service charge and debit card income was stable when comparing 2024 to 2023.

●

For the year ended December 31, 2024, operating expenses decreased by $0.6 million when compared to the year ended December 31, 2023. The decrease was primarily attributable to a $1.0 million decrease in occupancy and equipment expenses related primarily to the branch closures announced in 2023, a $0.2 million decrease in marketing, a $0.2 million decrease in professional services expenses, and a decrease of $0.4 million in miscellaneous expenses. These decreases were partially offset by $0.5 million in increased salaries and employee benefits, $0.4 million in increased net other real estate owned costs and $0.4 million in increased data processing expenses.

During 2024, we experienced an admirable increase in our share price. The exhibit below shows our total shareholder return compared to S&P US Small Cap Banks and the 2024 Proxy Peers (as defined under the heading “Compensation Process and Plans” below) over the five-year period from March 1, 2020 to February 28, 2025.

	1-Year	3-Year	5-Year
First United	70.1%	69.9%	98.4%
S&P US Small Cap Banks	32.4%	8.2%	63.4%
2024 Proxy Peers	23.8%	9.9%	35.0%

Source: S&P Capital IQ as of February 28, 2025, and includes price change and reinvested cash dividends.

Overview of Compensation Philosophy and Objectives

The Compensation Committee of the Board is responsible for overseeing and administering the Corporation’s employee benefit plans and policies, and for annually reviewing and approving all compensation decisions relating to the executive officers, including the named executive officers. The compensation committee of the Bank’s board of directors has identical responsibilities with respect to executive officers of the Bank. The Compensation Committee submits its decisions regarding compensation to the independent directors of the Board. The Compensation Committee has the authority and resources to obtain, independent of management, advice and assistance from internal and external legal, human resource, accounting or other experts, advisors, or consultants as it deems desirable or appropriate.

The Compensation Committee is composed of at least three directors who are determined to be “independent directors” as that term is defined by Rule 5605(a)(2) of the Nasdaq Rules. The members of the Compensation Committee are appointed each year by the Board, after considering the recommendations and views of the Nominating Committee. Five members of the Board serve on the Compensation Committee, each of whom is an “independent director”. The Chairman of the Compensation Committee reports to the Board regarding all committee actions.

The Compensation Committee recognizes the importance of balancing the need to attract and retain qualified executive officers with the need to maintain sound principles for the development and administration of compensation and benefit programs. The Compensation Committee has taken steps to enhance the Compensation Committee’s ability to effectively carry out its responsibilities as well as ensure that the Corporation maintains strong links between executive pay and performance. Examples of procedures and actions that the Compensation Committee utilized in 2024 include:

●	Incorporating executive sessions (without management present) into all Compensation Committee meetings;

●	Using an independent compensation consultant to advise on executive and Board compensation issues;

●	Reviewing elements and amounts of executive compensation paid by competitors, including peer group performance and the impact of such performance on executive compensation;

●	When it deems appropriate, realigning the Corporation’s compensation structure considering its peer group reviews;

●	Reviewing and approving annual performance reviews for all executive officers; and

●	Conducting annual reviews of all compensation and incentive plans for appropriate corporate strategic alignment and avoidance of excessive or unnecessary risk-taking by executive officers.

The Compensation Committee believes that the compensation paid to executive officers should be closely tied to the Corporation’s performance on both a short and long-term basis. Overall, the Compensation Committee believes that a performance-based compensation program can assist the Corporation in attracting, motivating and retaining the quality executives critical to long-term success. Accordingly, when and to the extent permitted by law, the Compensation Committee generally seeks to structure executive compensation programs so that they are focused on enhancing overall financial performance.

In setting the CEO’s compensation, the Compensation Committee meets with the CEO to discuss her performance and compensation package. Decisions regarding her package are based upon the Compensation Committee’s independent deliberations and input from the Compensation Committee’s compensation consultant, if one is engaged for that purpose. In setting compensation for other named executive officers, the Compensation Committee considers the CEO’s recommendations, as well as any requested input and data from the CFO, Human Resources Department and outside consultants and advisors. The Compensation Committee occasionally requests one or more members of senior management to be present at Compensation Committee meetings where executive compensation and corporate or individual performance are discussed and evaluated. Only Compensation Committee members are allowed to vote on decisions regarding executive compensation, and such decisions occur only during its executive sessions without executive officers present.

In addition to reviewing competitive market values, the Compensation Committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise each executive’s total compensation package. The Compensation Committee also examines all incentive compensation plans at least annually to ensure that such plans do not encourage employees to take unnecessary or excessive risks that threaten the Corporation’s value. All incentive plans contain “claw-back” provisions that require, in the event the Corporation is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirement under applicable securities laws or applicable accounting principles, each participant who received an award to return it to the extent the accounting restatement shows that a smaller award should have been paid. Further, all incentive plans contain ethics provisions that require a participant to repay an award in the event that the Corporation determines that the award was paid in a plan year in which the participant willfully engaged in any activity that was or is injurious to the Corporation and its affiliates. In general, the Board and/or its Compensation Committee may terminate, suspend or amend an incentive plan at any time.

Role of Compensation Consultants

The Compensation Committee has the authority and resources necessary to engage independent consultants to aid and provide direction with respect to executive compensation and benefits. The Compensation Committee maintains an engagement with Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”), as its independent compensation consultant to provide advice and facilitate the Committee’s deliberations with respect to executive compensation.

Aon reported directly and exclusively to the Compensation Committee and did not provide any other services to us, management or our affiliates. Aon did not make compensation-related decisions for the Compensation Committee, as the Compensation Committee always retains the authority to make all final compensation-related decisions. During 2024, and after taking into consideration the factors listed in Rule 5605(d)(3)(D) of the Nasdaq Rules, the Compensation Committee concluded that neither it nor the Corporation had any conflicts of interest with Aon and that Aon is independent from management.

Compensation Process and Plans

Annually, the Board approves the Corporation’s financial budget. The budget supports the multi-year financial objectives of the Corporation and establishes annual financial goals and targets to support achievement of these long-term financial objectives. The specific performance targets for the incentive-based plans are derived from both the annual budget and multi-year financial projections. As part of its annual review of executive compensation, the Compensation Committee reviews base salaries and makes adjustments when appropriate based upon annual performance appraisals for the preceding year, the experience and qualifications of the executive officer, the scope of responsibilities of the position and the executive’s performance relative to established goals and objectives.

A critical element of the compensation philosophy is a review of the Corporation’s performance and compensation levels and mix relative to a peer group of publicly traded commercial banks, which is updated and reviewed on a periodic basis. Peer group data is supplemented with national compensation survey data. The comparator bank peer group used in making 2024 compensation decisions consisted of 20 banks as listed below (the “2024 Proxy Peers”).

First National Corp.	Evans Bancorp Inc.
Orrstown Financial Services	Franklin Financial Services
ACNB Corp.	National Bankshares Inc.
MVB Financial Corp	AmeriServ Financial Inc.
Codorus Valley Bancorp Inc.	Salisbury Bancorp Inc.
Peoples Financial Services	Pathfinder Bancorp Inc.
Chemung Financial Corp.	Old Point Financial Corp.
Peoples Bancorp of NC Inc.	Fidelity D & D Bancorp Inc.
Penns Woods Bancorp Inc.	Union Bankshares Inc.
Citizens & Northern Corp.	Shore Bancshares Inc.

The 2024 Proxy Peers were recommended by Aon and consisted of banks traded on The New York Stock Exchange or Nasdaq that met the following parameters as of June 30, 2022:

●	Post-acquisition assets between $900M and $3.0B

●	Located in the mid-Atlantic or Northeast regions, excluding Middle East

●	Non-Interest Income as a % of total revenue 15%-40%

●	Headquarters location with population below the top 20 metropolitan statistical areas
●	Last 12 months return on average equity greater than 0%

The Compensation Committee retains discretion to increase or decrease all incentive awards based upon the superior performance, shortfalls in performance, subjective factors or extraordinary non-recurring results.

Compensation of Named Executive Officers in 2024

All of the Corporation’s executive officers are also executive officers of the Bank. Both the Corporation and the Bank maintain various compensation plans and arrangements for their respective executive officers, but, where appropriate, most of these plans and arrangements are structured to apply to executive officers of the consolidated group.

The following table sets forth, for each of the last two calendar years (which were also the Corporation’s last two fiscal years), the total compensation awarded to, earned by, or paid to (i) each person who served as the Corporation’s principal executive officer at any time during 2024, (ii) the Corporation’s two most highly compensated executive officers other than the principal executive officer who were serving as such as of December 31, 2024 and whose total compensation (excluding above-market and preferential earnings on nonqualified deferred compensation) exceeded $100,000 during 2024, and (iii) up to two additional individuals for whom disclosure would have been provided pursuant to the foregoing item (ii) had they been serving as executive officers of the Corporation as of December 31, 2024 (all such persons are referred to as the “named executive officers”). For this purpose, the term “executive officer” includes any executive officers of the Bank who performs a policy making function for the Corporation. The Corporation has determined that the named executive officers for purposes of this Proxy Statement include Ms. Rodeheaver and Messrs. Fisher and Rush.

In calendar years 2024 and 2023, executive compensation included (i) annual base salary, (ii) restricted stock units (“RSUs”) awarded pursuant to a Long-Term Incentive Plan (the “LTIP”), (iii) cash compensation paid under a Short-Term Incentive Plan (the “STIP”), (iv) cash compensation paid pursuant to nonequity compensation award opportunities granted in 2024 that were based on the Corporation’s return on average equity (“2024 ROAE Awards”), and cash and income related to certain employee benefit plans.

The table that follows reflects compensation paid by both the Corporation and the Bank.

Summary Compensation Table
Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)(2)(3)(4)	Nonequity incentive plan ($)(5)(6)	All other compensation ($)(7)	Total ($)
Carissa L. Rodeheaver,	2024	447,868	-	128,990	226,147	13,953	816,958
Chairman, President & CEO	2023	429,968	-	125,606	40,847	13,424	609,845
Robert L. Fisher, II,	2024	295,448	-	57,335	98,296	12,702	463,781
Senior Vice President, Chief Revenue Officer	2023	286,676	-	57,612	21,501	14,483	380,272
Jason B. Rush,	2024	304,500	-	57,500	96,722	12,673	471,395
Senior Vice President, Chief Operating Officer	2023	287,500	-	55,000	21,562	12,803	376,865

Notes:

(1)	Ms. Rodeheaver also serves as a director of the Corporation and of the Bank but does not receive any separate compensation for such service.

(2)	Amounts reported for 2024 are the aggregate grant date fair value of the 2024 LTIP awards, computed in accordance with FASB ASC Topic 718. The awards consist of restricted stock units (“RSUs”), a portion of which vest ratably over three years and a portion of which vest based on the achievement of certain performance criteria. The amounts relating to performance-vesting RSUs assume the probable outcome of performance conditions for the target potential value of the awards. For Ms. Rodeheaver, the amounts are $42,997 for the time-vesting RSUs and $85,994 for the performance-vesting awards, respectively. For Mr. Fisher, the amounts are $28,666 for the time-vesting RSUs and $28,666 for the performance-vesting awards, respectively. For Mr. Rush, the amounts are $28,750 for the time-vesting RSUs and $28,750 for the performance-vesting RSUs. The grant date values of the performance-vesting RSUs assuming the maximum level of performance are $125,596 for Ms. Rodeheaver, $43,198 for Mr. Fisher, and $41,245 for Mr. Rush.

(3)	Amounts reported for 2023 are the aggregate grant date fair value of the 2023 LTIP awards, computed in accordance with ASC Topic 718. The awards consist of RSUs, a portion of which vest ratably over three years and a portion of which vest based on the achievement of certain performance criteria. The amounts relating to performance-vesting RSUs assume the probable outcome of performance conditions for the target potential value of the awards. For Ms. Rodeheaver, the amounts are $41,868 for the time-vesting RSUs and $83,738 for the performance-vesting awards, respectively. For Mr. Fisher, the amounts are $28,806 for the time-vesting RSUs and $28,806 for the performance-vesting awards, respectively. For Mr. Rush, the amounts are $27,500 for the time-vesting RSUs and $27,500 for the performance-vesting RSUs. The grant date values of the performance-vesting RSUs assuming the maximum level of performance are $128,952 for Ms. Rodeheaver, $42,984 for Mr. Fisher, and $43,095 for Mr. Rush.

(4)	The assumptions made in the valuation of the RSUs are discussed in Note 14 to the financial statements presented in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2024.

(5)	Amounts reported for 2023 are cash awards earned under the STIP for the 2023 plan year, which were paid in 2024.

(6)	Amounts reported for 2024 include (i) cash earned under the STIP for the 2024 plan year of $144,848 for Ms. Rodeheaver, $70,192 for Mr. Fisher, and $70,972 for Mr. Rush, and (ii) cash earned for 2024 pursuant to the ROAE Awards of $81,299 for Ms. Rodeheaver, $28,104 for Mr. Fisher, and $25,750 for Mr. Rush, all of which were paid in 2025.

(7)	Amounts include premiums related to bank-owned life insurance policies (see “Split Dollar Life Insurance Arrangements” below), group term life insurance and long-term disability insurance available to all employees and matching contributions under the 401(k) Profit Sharing Plan. The aggregate dollar value of premiums related to the bank-owned life insurance policies, the group life insurance program and long-term disability insurance was as follows: Ms. Rodeheaver, $1,878 for 2024; Mr. Fisher, $1,325 for 2024; and Mr. Rush, $1,255 for 2024. Matching contributions made by the Corporation for the named executive officers under the 401(k) Profit Sharing Plan were as follows: Ms. Rodeheaver, $12,075 for 2024; Mr. Fisher, $11,377 for 2024; and Mr. Rush, $11,418 for 2024.

Short-Term Incentive Plan

The STIP provides executives with the opportunity to earn cash incentives based on the achievement of pre-defined performance metrics for each calendar year. The plan consists of four performance categories, each with defined threshold, target and maximum performance and payout levels. Performance and payouts under each performance category are calculated separately, and failure to meet an acceptable performance threshold for a given category will result in no incentive payout for that category. Similarly, payouts for performance above the defined maximum level for a given category are capped, which the Compensation Committee believes limits the incentive to take unnecessary risks to receive ever-increasing incentive awards. In addition, 80% of the overall award potential is contingent on corporate performance, with the remaining 20% contingent on quantitative individual performance objectives.

For 2024, the Compensation Committee approved four goals to reward performance with the primary objectives of driving revenue, lowering costs and maintaining high asset quality. Multiple metrics were utilized to discourage excessive risk-taking by participants consistent with overall compensation philosophy. In addition to the four fundamental measures of corporate performance, the STIP also includes a minimum performance hurdle that must be attained before any awards under the plan are paid. The Corporation had to achieve a minimum of 50% of targeted net income in 2024 in order for any payout to occur in the plan, regardless of performance in any goal category. The use of this performance hurdle aligns with bank regulatory best practices intended to protect the safety and soundness of the Bank, rather than representing higher performance aspirations as with the four plan goals in the table below.

Target performance levels were set based on the annual budget which supports the Corporation’s long-term objective of achieving high performance as compared to peers. Threshold performance is the minimum level of acceptable performance as defined by the Compensation Committee and maximum performance represented a level potentially achievable under ideal circumstances. Achievement of the threshold performance level would result in each executive participant earning a payout at 50% of his or her respective target award opportunity. Achievement of the target performance level would result in the executive participant earning the target award and achievement at or above the maximum performance level would result in the executive participant earning 150% of the target opportunity. Actual results for any goal that falls between performance levels would be interpolated to calculate a proportionate award.

The Compensation Committee reviewed the results of financial operations for the established goals as approved by the Audit Committee before exercising its authority to approve the cash incentive payments on March 5, 2025. As part of its approval process, the Compensation Committee first determined that the net income performance hurdle was met, permitting the payment of awards as earned. They then reviewed the actual performance to each of the goals as shown in the chart below. To calculate the payment level, the weight for each goal was multiplied by the level of achievement for that goal. The total payout was calculated as the sum of all payment levels for each executive.

The 2024 net income performance for the STIP plan was achieved and the performance measures, respective weights and actual performance levels for 2024 were as follows:

Executive Officer	Corporate Goal	Weight	Threshold Performance Level	Target Performance Level	Maximum Performance Level	Actual 2024 Performance
	Net Income (millions)	All or nothing	$10.80	N/A	N/A	$20.57
	ROA	40%	1.01%	1.12%	1.23%	1.06%
	Delinquency	20%	0.38%	0.35%	0.31%	0.33%
	Efficiency Ratio	20%	65.00%	61.84%	58.62%	61.31%
	Individual Goal	20%
Carissa Rodeheaver	Net Income (millions)		$19.40	$21.60	$23.80	$20.57
R.L. Fisher	Operating leverage		2.57%	7.28%	11.98%	5.46%
Jason Rush	Operating leverage		2.57%	7.28%	11.98%	5.46%

The target opportunity for each named executive for the STIP and the amounts paid to each executive for each corporate goal are shown in the table below and in the Summary Compensation Table above.

	Target Opportunity (as		Calculated Payout					2024 STIP as
Executive Officer	% of base salary)	Target Opportunity	ROA Ratio	Delinquency Ratio	Efficiency Ratio	Individual	2024 STIP Paid	% of Target
Carissa Rodeheaver	35%	$159,070	$46,280	$37,768	$34,432	$24,369	$144,848	91%
R.L. Fisher	25%	$76,701	$22,226	$19,100	$16,538	$12,328	$70,192	92%
Jason Rush	25%	$77,250	$22,473	$19,313	$16,722	$12,465	$70,972	92%

2024 ROAE Awards

On June 7, 2024, the Compensation Committee approved the grant of nonequity (cash) incentive compensation award opportunities to the named executive officers for 2024. The award opportunities were based on a percentage of each officer’s base salary as of December 31, 2021, with a threshold bonus of 50% of the award amount and a target bonus of 100% of the award amount (the “2024 ROAE Awards”). The terms of the 2024 ROAE Awards provided that they would be payable on or before March 15, 2025 if the Corporation’s annual average return on average equity (“ROAE”) for the three-year period ending December 31, 2024 was within at least the 25th percentile (threshold) or at least the 50th percentile (target) when measured against the annual average ROAE for the same three-year period ending December 31, 2024 of a custom peer group consisting of 123 publicly-traded banks with total assets of between $750 million and $4 billion at December 31, 2023 (the “Peer Group”). The terms of the 2024 ROAE Awards further provided that payments would be reduced dollar-for-dollar by the grant date fair value of any shares of the Corporation’s common stock that were issued pursuant to the performance-vesting RSUs that were granted to the officers in March 2022 under the LTIP.

The Compensation Committee determined that the target payments were due under the 2024 ROAE Awards because the Corporation’s ROAE for the three-year period ended December 31, 2024 was 13.57%, which corresponded to the 81st percentile when measured against the annual average ROAE for the peer group. The following table provides information with respect to payments made to the named executive officers under the 2024 ROAE Awards:

Name	Award Opportunity (% of Salary)	Threshold Bonus (50% Award)	Target Bonus (100% Award)	2024 ROAE Payout
Carissa Rodeheaver	20%	$40,649	$81,299	$81,299
R.L. Fisher	10%	14,052	28,104	28,104
Jason Rush	10%	12,875	25,750	25,750

Long-Term Incentive Plan

The LTIP is a sub-plan of the First United Corporation 2018 Equity Compensation Plan pursuant to which the Corporation will grant equity awards to reward executives for achieving long-term performance goals, to provide an opportunity for them to further align with the interests of shareholders through increased share ownership and for the retention of executive management. When shares are to be issued based on an initial dollar amount, such as a portion of a participant’s base salary, the number of shares subject to the award is determined by dividing the dollar amount by the mean between the high and low sales price of a share on the trading date immediately prior to the grant date, rounded down to the nearest whole share. Information about awards under the LTIP is set forth below.

2022 LTIP Awards

In March 2022, the Compensation Committee granted awards of both time-vesting RSUs and performance-vesting RSUs to the CEO having a combined value equal to 30% and each of the other executives having a combined value equal to 20% of the executive’s base salary on the date of grant. One-third of the total grant value was awarded in time-vesting RSUs, and two-thirds of the total grant value was awarded in performance-vesting RSUs for the CEO and one-half of the total grant value was awarded in RSUs and one-half of the total grant value was awarded in performance-vesting RSUs for the other executives.

The time-vesting RSUs provided that they would vest ratably over a three-year period that began on March 9, 2022 and ended on March 9, 2025 provided that the executive remained employed on each vesting date. RSUs were utilized as part of the LTIP to strengthen the alignment between named executive officers and shareholders, allow executives to increase their share ownership over time, provide a retention incentive for named executive officers to remain with the Corporation and align with typical banking industry practice.

Vesting of the performance-vesting RSUs was contingent on the Corporation achieving pre-defined goals with respect to EPS and tangible book value per share. Each of the two goals were measured over the three-year period from January 1, 2022 to December 31, 2024 and included defined threshold, target and maximum performance and payout levels. Performance at threshold level would result in vesting at 50% of the target award and performance at or above the maximum level would pay at 150% of the target award. The terms provided that no awards would vest for a given performance measure if the defined threshold performance level for that goal was not achieved. For both measures, actual performance was to be interpolated to calculate the proportionate award. The Compensation Committee reviewed the actual results for the three-year period ended December 31, 2024 and determined that the performance metrics were not met. Accordingly, no payouts were made under the 2022 performance-vesting RSUs.

2023 LTIP Awards

In March 2023, the Compensation Committee granted awards of both time-vesting RSUs and performance-vesting RSUs to the CEO having a combined value equal to 30% and each of the other executives having a combined value equal to 20% of the executive’s base salary on the date of grant. One-third of the total grant value was awarded in time-vesting RSUs and two-thirds of the total grant value was awarded in performance-vesting RSUs for the CEO and one-half of the total grant value was awarded in RSUs and one-half of the total grant value was awarded in performance-vesting RSUs for the other executives.

The time-vesting RSUs will vest ratably over a three-year period that began on March 15, 2023 and ends on March 15, 2026 provided that the executive remains employed on each vesting date.

Vesting of the performance-vesting RSUs will be contingent on the Corporation achieving pre-defined goals with respect to EPS and tangible book value per share. Each of the two goals will be measured over the three-year period from January 1, 2023 to December 31, 2025 and include defined threshold, target and maximum performance and payout levels. Performance at threshold level will result in vesting at 50% of the target award and performance at or above the maximum level will pay at 150% of the target award. No awards will vest for a given performance measure if the defined threshold performance level for that goal is not achieved. For both measures, actual performance will be interpolated to calculate the proportionate award. If the applicable performance metrics are achieved, awards will vest on the third anniversary of the grant date, provided the executive is still employed on the vesting date.

The following table provides information about the 2023 RSUs:

		2023 Long Term Incentive Plan Target Award
		(as a % of base salary as of December 31, 2022)
Executive Officer	Title	Time-Vesting RSU % of Base Salary	2023 Time- Vesting RSU Grants	Performance- Vesting RSU % of Base Salary	2023 Performance- Vesting RSU Grants	Total Target as % of Base Salary
Carissa Rodeheaver	President & Chief Executive Officer	10.0%	2,294	20.0%	4,588	30.0%
R.L. Fisher	SVP - Chief Revenue Officer	10.0%	1,578	10.0%	1,578	20.0%
Jason Rush	SVP - Chief Operations Officer	10.0%	1,506	10.0%	1,506	20.0%

EPS Component 50% of Payout	Below Threshold	Threshold	Target	Maximum
Percent of grant awarded at Vest Date	0%	50%	100%	150%

Tangible Book Value Component 50% of Payout	Below Threshold	Threshold	Target	Maximum
Percent of grant awarded at Vest Date	0%	50%	100%	150%

2024 LTIP Awards

In May 2024, the Compensation Committee granted awards of both time-vesting RSUs and performance-vesting RSUs to the CEO having a combined value equal to 30% and each of the other executives having a combined value equal to 20% of the executive’s base salary on the date of grant. One-third of the total grant value was awarded in RSUs and two-thirds of the total grant value was awarded in performance-vesting RSUs for the CEO and one-half of the total grant value was awarded in RSUs and one-half of the total grant value was awarded in performance-vesting RSUs for the other executives.

The time-vesting RSUs will vest ratably over a three-year period that began on May 16, 2024 and ends on May 16, 2027 provided that the executive remains employed on each vesting date.

Vesting of the performance-vesting RSUs will be contingent on the Corporation’s achievement of at least one of two equally weighted goals, each of which will trigger the payment of up to 50% of the total award opportunity: (i) relative Return on Average Equity (“ROAE”); and (ii) relative growth in Tangible Book Value per Share (“TVBPS”). ROAE will be calculated as the average of the annual Return on Average Equity for each of the three years included in the performance period, and annual ROAE will be calculated as cumulative net income divided by average equity for the years in question. TBVPS Growth will be calculated as 12-quarter CAGR of book value (adjusted book value per share at the end of the 12 quarters plus common stock dividends per share over the 12 quarters, minus book value per share at the beginning of the 12 quarters) per share. The adjustment to ending book value per share removes the net change in Accumulated Other Comprehensive Income per share over the 12 quarters.

Both goals will be measured relative to a custom peer index of 123 publicly-traded banks with total assets between $750M and $4B as of December 31, 2023. The peer group is closed, meaning that no additional peers will be added over the three-year performance period. Peers that are acquired will be removed from the group, and any peers that fail will be recorded with a -99% performance result for both goals.

If the applicable performance metrics are achieved, then awards will vest on the third anniversary of the grant date, provided the executive is still employed on the vesting date. Performance-vested awards will be utilized in order to motivate and reward named executive officers for long-term performance, align the interests of named executive officers and shareholders, allow for continued growth in executive share ownership provided performance conditions are achieved, and provide a retention incentive for named executive officers to remain with the Corporation throughout the three-year vesting period.

The following table provides information about the 2024 RSUs:

		2024 Long Term Incentive Plan Target Award
		(as a % of base salary as of December 31, 2023)
Executive Officer	Title	Time-Vesting RSU % of Base Salary	2024 Time- Vesting RSU Grants	Performance- Vesting RSU % of Base Salary	2024 Performance- Vesting RSU Grants	Total Target as % of Base Salary
Carissa Rodeheaver	President & Chief Executive Officer	10.0%	1,918	20.0%	3,836	30.0%
R.L. Fisher	SVP - Chief Revenue Officer	10.0%	1,279	10.0%	1,279	20.0%
Jason Rush	SVP - Chief Operations Officer	10.0%	1,282	10.0%	1,282	20.0%

	Performance Levels	Performance Goal	Payout Rate
ROAE Component 50% of payout	Threshold	25th Percentile	50%
TBVPS Component 50% of payout	Target	50th Percentile	100%
	Maximum	75th Percentile	150%

Stock Ownership Guidelines

In conjunction with the LTIP, the Compensation Committee adopted stock ownership guidelines and share retention requirements for the executive officers and directors. The purpose of the ownership guidelines is to encourage the executive officers and directors to increase or maintain their holdings of the Common Stock, further aligning their interests with the interests of shareholders.

With respect to executive officers, the ownership guidelines will be expressed as a multiple of each executive’s base salary. The CEO will be expected to hold shares equal in value to 300% of her base salary, while each other named executive officers will be expected to hold shares equal in value to 100% of his or her base salary. With respect to directors other than the CEO, each director will be expected to hold shares worth at least $100,000 in value. In addition, each executive officer and each director will be expected to hold 75% and 100%, respectively, of all net shares granted to him or her by the Corporation until he or she has achieved ownership equal to the ownership guideline. The named executive officers were in compliance with the stock ownership guidelines as of the date of this Proxy Statement.

Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding all unvested equity awards held by the named executive officers at December 31, 2024. These awards are subject to forfeiture until vested, and the ultimate value of the performance-based awards is unknown.

Stock Awards
Executive Officer	Grant Date	Number of shares or units of stock that have not vested(1)	Market value of shares or units of stock that have not vested($)(2)		Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested
Carissa L. Rodeheaver	3/9/2022	619	$20,866	(3)
	3/15/2023	1,530	$51,576	(4)
	3/15/2023				4,588	$154,661	(5)
	5/12/2024	1,931	$65,094	(6)
	5/12/2024				3,862	$130,188	(7)
RL Fisher	3/9/2022	428	$14,428	(3)
	3/15/2023	1,052	$35,463	(4)
	3/15/2023				1,578	$53,194	(5)
	5/12/2024	1,287	$43,385	(6)
	5/12/2024				1,287	$43,385	(7)
Jason Rush	3/9/2022	392	$13,214	(3)
	3/15/2023	1,004	$33,845	(4)
	3/15/2023				1,506	$50,767	(5)
	5/12/2024	1,291	$43,520	(6)
	5/12/2024				1,291	$43,520	(7)

Notes:

(1)	Awards were made under the LTIP.

(2)	Aggregate market values are based upon the closing price of $33.71 per share of the Common Stock at December 31 2024.

(3)	This line item relates to time-vesting RSUs that will vest ratably over a three-year term that began on March 15, 2022.

(4)	This line item relates to time-vesting RSUs that will vest ratably over a three-year period starting on March 15, 2023.

(5)	This line item relates to outstanding performance-vesting RSUs that have not yet vested. The three-year performance period will end on December 31, 2025. Based on the Company’s performance through December 31, 2025, the amounts shown assume the target level of performance will be achieved. See the discussion above under the heading “2023 LTIP Awards” for information about these performance-vesting RSUs, including the threshold, target and maximum payout levels.

(6)	This line item relates to time-vesting RSUs that will vest ratably over a three-year period starting on May 12, 2025.

(7)	This line item relates to outstanding performance-vesting RSUs that have not yet vested. The three-year performance period will end on December 31, 2026. Based on the Company’s performance through December 31, 2026, the amounts shown assume the target level of performance will be achieved. See the discussion above under the heading “2024 LTIP Awards” for information about these performance-vesting RSUs, including the threshold, target and maximum payout levels.

Employment Arrangements

All of the named executive officers are employed on an at-will basis and are not parties to any written employment agreement with the Corporation or the Bank.

In addition to base salaries paid in 2024, the named executive officers’ employment arrangements make them eligible to receive benefits under and/or participate in the 401(k) Profit Sharing Plan, the Pension Plan, the Split Dollar Life Insurance arrangements, the Deferred Compensation Plan, and, except for Mr. Fisher, the Pension Plan and the Defined Benefit Supplemental Executive Retirement Plan, described below. Mr. Fisher participates in the Defined Contribution Agreement, described below. The material terms of these plans and arrangements and the compensation and benefits available thereunder are discussed below. In addition, all executive officers are entitled to employee benefits that the Corporation makes available to all eligible employees generally, including health, dental and vision insurance, long-term disability insurance, and group term life insurance. Ms. Rodeheaver and Mr. Fisher are also provided with the use of employer-owned automobiles.

In 2021, the Corporation and certain executive officers, including each of the named executive officers, entered into Amended and Restated Agreements (each, a “Severance Agreement”) under the First United Corporation Change in Control Severance Plan (the “Severance Plan”) that provide for cash payments and employee benefits continuation to the executive officers if they experience an involuntary separation from service in connection with a change in control of the Corporation.

401(k) Profit Sharing Plan

In furtherance of the Corporation’s belief that every employee should have the ability to accrue retirement benefits, the Corporation adopted the 401(k) Profit Sharing Plan, which is available to all employees, including executive officers. Employees are automatically entered in the plan on the first of the month following completion of 30 days of service to the Corporation and its subsidiaries. Employees have the opportunity to opt out of participation or change their deferral amounts under the plan at any time. In addition to contributions by participants, the plan contemplates employer matching and the potential of discretionary contributions to the accounts of participants. The Corporation believes that matching contributions encourage employees to participate and thereby plan for their post-retirement financial future. Beginning with the 2008 plan year, the Corporation enhanced the match formula to 100% on the first 1% of salary reduction and 50% on the next 5% of salary reduction. This match is accrued for all Participants, including executive officers, immediately upon entering the plan on the first day of the month following the completion of 30 days of employment. Additionally, the Corporation accrued a non-elective employer contribution during 2024 for all employees (other than employees who participate in the Defined Benefit SERP or the Defined Contribution Agreement Plans and those employees meeting the age plus service requirement in the Pension Plan), equal to 4% of each employee’s salary for those hired after January, 2010 and 4.5% of each employee’s salary for those hired before January 1, 2010, which will be paid into the plan in the first quarter of 2025 but which were reported as accrued for in the 2024 year in the Summary Compensation Table above.

Pension Plan

Prior to 2010, all employees were eligible to participate in the Pension Plan, which is a qualified defined benefit plan, upon completion of one year of service and the attainment of the age of 21. Except Mr. Fisher, each of our named executive officers is a participant in the Pension Plan. Retirement benefits are determined using an actuarial formula that takes into account years of service and average compensation. Normal retirement age for the defined benefit pension plan is 65 years of age with the availability of early retirement at age 55. Pension benefits are fully vested after five years of service. A year of service is defined as working at least 1,000 hours in a plan year. Effective April 30, 2010, the plan was amended, resulting in a “soft freeze”, the effect of which prohibits new entrants into the plan and ceases crediting of additional years of service after that date. Effective January 1, 2013, the plan was amended to unfreeze the plan for those employees for whom the sum of (i) their ages, at their closest birthday, plus (ii) years of service for vesting purposes equal 80 or greater. The “soft freeze” continues to apply to all other plan participants.

Defined Benefit Supplemental Executive Retirement Plan

The Bank adopted the First United Bank & Trust Defined Benefit Supplemental Executive Retirement Plan (the “Defined Benefit SERP”) so that executives could reach a targeted retirement income. The Defined Benefit SERP is available only to a select group of management or highly compensated employees, including Ms. Rodeheaver and Mr. Rush. Mr. Fisher does not participate in the Defined Benefit SERP. The Defined Benefit SERP was created to overcome qualified plan regulatory limits or the “reverse discrimination” imposed on highly compensated executives due to IRS contribution and compensation limits. In connection with the adoption of the Severance Plan, the Compensation Committee decided to credit participants with 24 years of service, regardless of actual years of service, to minimize certain income taxes that could be imposed under Section 280G of the Internal Revenue Code upon a separation from service. In the event a participant voluntarily terminates employment without good reason, his or her credited years of service will revert to actual years of service as of the date of termination. Future participants in the plan, if any, will be credited with actual years of service.

The Defined Benefit SERP benefit is equal to 2.5% of the executive’s Final Pay (defined below) for each year of service through age 60 (up to a maximum of 24 years) plus 1% of Final Pay for each year of service after age 60 (up to a maximum of 5 years), for a total benefit equal to 65% of Final Pay. The Compensation Committee chose this plan design to provide competitive retirement benefits and to encourage service. The Defined Benefit SERP was designed primarily to supplement benefits payable under the Pension Plan and, as such, it would be appropriate to measure Defined Benefit SERP benefits using an actuarial formula (i.e., years of service and final pay) similar to that used under the Pension Plan. Accordingly, the Defined Benefit SERP benefits are offset by any accrued benefits payable under the Pension Plan and 50% of the social security benefits received by the participant. For purposes of the Defined Benefit SERP, “Final Pay” means an amount equal to the participant’s annual base salary rate in effect immediately prior to his or her Separation from Service. A “Separation from Service” is defined as any termination of employment for any reason that satisfies the separation from service rules of Section 409A of the Code.

The normal retirement Defined Benefit SERP benefit is paid following Normal Retirement, which is defined as a Separation from Service (as defined in the Defined Benefit SERP) after attaining age 60 and providing at least 10 years of service. Each participant is entitled to elect, upon initial participation, whether to receive the benefit in a single lump sum or in the form of a single life annuity, a level payment single life annuity, a level payment single life annuity with 120 months of guaranteed payments, a 50% joint and survivor level payment annuity, a 75% joint and survivor level payment annuity, or a 100% joint and survivor level payment annuity. Annuity payments will be made on a monthly basis and are subject to actuarial adjustments. Payments under a life annuity will be determined based on the expected remaining number of years of life for the annuitant and actuarial tables as of the time the annuity begins. Payments under any form of annuity other than a single life annuity will be determined using the same actuarial equivalent assumptions used for the Pension Plan. If a participant fails to make an election, he or she will receive the benefit as a level payment single life annuity.

A participant vests in his or her accrued normal retirement Defined Benefit SERP benefit upon 10 years of service, upon Normal Retirement, upon a Separation from Service due to Disability (as defined in the Defined Benefit SERP), and upon the participant’s death. Upon a Separation from Service following a Change in Control (as defined in the Defined Benefit SERP) and a subsequent Triggering Event (as defined in the Defined Benefit SERP), a participant will vest in the greater of (i) 60% of Final Pay or (ii) his or her accrued normal retirement Defined Benefit SERP benefit through the date of the Separation from Service.

Generally, the distribution of a participant’s Defined Benefit SERP benefit will begin following the participant’s Normal Retirement. If the participant suffers a Separation from Service due to death or following a Disability, then the participant or his or her designated beneficiaries will receive a lump sum payment equal to the actuarial equivalent of his or her accrued Defined Benefit SERP benefit. If the participant suffers a Separation from Service other than due to Cause (as defined in the Defined Benefit SERP) after 10 years of service but prior to Normal Retirement, then he or she will receive the normal retirement Defined Benefit SERP benefit that has accrued through the date of the Separation from Service at age 60, in the form elected. If the participant suffers a Separation from Service following a Change in Control and subsequent Triggering Event, then the distribution of his or her normal retirement Defined Benefit SERP benefit that has accrued through the date of the Separation from Service will begin, in the form elected, once the participant reaches age 60. If the participant dies following the commencement of distributions but prior to the complete distribution of his or her vested and accrued Defined Benefit SERP benefit, then distributions will be paid to his or her beneficiaries only if he or she chose a joint and survivor annuity form of distribution or a 10-year guaranteed payment lifetime annuity (and then only until the guaranteed payments have been made).

A participant will lose all Defined Benefit SERP benefits if he or she is terminated for Cause. In addition, each participant has agreed that the receipt of any Defined Benefit SERP benefits is conditioned upon his or her (i) refraining from competing with the Corporation and its subsidiaries in their market areas for a period of three years following his or her Separation from Service, (ii) refraining from disclosing the Corporation’s confidential information following a Separation from Service, and (iii) remaining available to provide up to six hours of consultative services per month for twelve months after his or her Separation from Service. Items (i) and (iii) do not apply, however, if the Separation from Service results from a Change in Control and subsequent Triggering Event. If a participant breaches any of these conditions, then he or she is obligated to return all Defined Benefit SERP benefits paid to date plus interest on such benefits at the rate of 10% per year.

The amounts that could be paid to Ms. Rodeheaver and Mr. Rush under the Defined Benefit SERP upon a separation from service is shown below in the table set forth below under the heading, “Benefits Upon a Separation from Service”.

Split Dollar Life Insurance Arrangements

The Bank purchased policies of bank owned life insurance (“BOLI”) in the aggregate amounts of $18 million in 2001, $2.3 million in 2004, $2.8 million in 2006, $10 million in 2009 and $5.5 million in 2015 to help offset the costs of providing benefits under all benefit plans and arrangements. The Bank is the sole owner of these BOLI policies, has all rights with respect to the cash surrender values of these BOLI policies, and is the sole death beneficiary under these BOLI policies.

Because the Compensation Committee believes that it is important to reward officers for their loyalty and service, the Corporation has agreed, pursuant to Endorsement Split Dollar Agreements, to assign a portion of the cash benefits payable under these BOLI policies to the executive officers’ named beneficiaries in the event they die while employed. Participation under the Split-Dollar Life Insurance arrangements can be terminated for any reason, at any time, by either the Bank or the covered officer. The Bank terminates each covered officer’s participation when his or her employment is terminated. The current death benefits payable to the beneficiaries of the named executive officers under these arrangements are shown in the table under the heading “Benefits Upon a Separation from Service” below.

Deferred Compensation Plan and Defined Contribution Agreement

The Corporation’s directors and those executives selected by the Compensation Committee are permitted to participate in the Deferred Compensation Plan. Each of the named executive officers is entitled to participate in the Deferred Compensation Plan. The Deferred Compensation Plan permits directors and executives to elect, each year, to defer receipt of up to 100% of their directors’ fees, salaries and bonuses, as applicable, to be earned in the following year. The deferred amounts are credited to an account maintained on behalf of the participant (a “Deferral Account”) and are deemed to be invested in certain investment options established from time to time by the Investment Committee of the Bank’s Trust Department. Additionally, the Corporation may make discretionary contributions for the benefit of a participant to an Employer Contribution Credit Account (the “Employer Account”), which will be deemed to be invested in the same manner as funds credited to the Deferral Account. Each Deferral Account and Employer Account is credited with the gain or loss generated on the investments in which the funds in those accounts are deemed to be invested, less any applicable expenses and taxes.

A participant is always 100% vested in his or her Deferral Account. The Corporation is permitted to set a vesting date or event for the Employer Account, and such date may be based on the performance by the participant of a specified number of completed years of service with the Corporation, may be based on the participant’s performance of specified service goals with respect to the Corporation, may be limited to only certain termination of employment events (e.g., involuntary termination, those following a change of control, etc.), or may be based on any other standard, at the Corporation’s sole and absolute discretion. Notwithstanding the foregoing, a participant will become 100% vested in his or her Employer Account if he or she terminates employment (or, in the case of a participant who is a non-employee director, terminates membership on the Board) because of death or Total and Permanent Disability (as defined in the Deferred Compensation Plan). Each participant will also become 100% vested in his or her Employer Account in the event of a Change in Control (as defined in the Plan).

Generally, a participant is entitled to choose, pursuant to an election form, the date on which his or her account balances are to be distributed, subject to any restrictions imposed by the Corporation and the trustee under the Deferred Compensation Plan in their sole and absolute discretion and applicable law. If a participant fails to select a distribution date, then distributions will begin on or about the date of the participant’s termination of employment or director status with the Corporation. The participant may choose whether his or her account balances are to be distributed in one lump sum or in equal annual installments selected by the participant between 2 and 10 installments. If a participant fails to elect a payment date or the method of payment, then the account balances will be distributed in one lump sum following termination of employment. If distributions are made in installments, then the undistributed balance will continue to be deemed invested in the chosen investment options, and the accounts will be credited or debited accordingly, until all amounts are distributed.

If a participant dies or experiences a Total and Permanent Disability before terminating his or her employment or director status with the Corporation and before the commencement of payments, then the entire balance of the participant’s accounts will be paid to the participant or to his or her named beneficiaries, as applicable, as soon as practicable following death or Total and Permanent Disability. If a participant dies after the commencement of payments but before he or she has received all payments to which he or she is entitled, then the remaining payments will be paid to his or her designated beneficiaries in the manner in which such benefits were payable to the participant. Upon a Change in Control, the entire balance of a participant’s accounts will be paid in a single lump sum payment. The Deferred Compensation Plan also provides for limited distributions in the event of certain financial hardships.

On January 9, 2015, the Corporation entered into a participation agreement under the Deferred Compensation Plan, styled as the First United Corporation Defined Contribution Agreement (the “Defined Contribution Agreement”), with Mr. Fisher pursuant to which the Corporation agreed, for each Plan Year (as defined in the Deferred Compensation Plan) in which it determines that it has been Profitable (as defined in the Defined Contribution Agreement), to make a discretionary contribution to the Employer Account of Mr. Fisher in an amount equal to 15% of his base salary for such Plan Year, with the first Plan Year being the year ending December 31, 2015. Mr. Fisher received Employer Contribution Credits of $44,307 for the 2024 Plan Year and $43,001 for the 2023 Plan Year. The Defined Contribution Agreement provides that Mr. Fisher will become 100% vested in the amount maintained in his Employer Account upon the earliest to occur of the following events: (i) his Normal Retirement (as defined in the Defined Contribution Agreement); (ii) his Separation from Service (as defined in the Defined Contribution Agreement) following a Change of Control (as defined in the Deferred Compensation Plan) and subsequent Triggering Event (as defined in the Defined Contribution Agreement); (iii) his Separation from Service due to a Disability (as defined in the Defined Contribution Agreement); (iv) with respect to a particular award of Employer Contribution Credits, his completion of two consecutive Years of Service (as defined in the Defined Contribution Agreement) immediately following the Plan Year for which such award was made; or (v) his death. Notwithstanding the foregoing, however, Mr. Fisher will lose his entitlement to the amount credited to his Employer Account if he is terminated for Cause (as defined in the Defined Contribution Agreement). In addition, the Defined Contribution Agreement conditions his entitlement to the amounts credited to his Employer Account on his (a) refraining from engaging in Competitive Employment (as defined in the Defined Contribution Agreement) for three years following his Separation from Service, (b) refraining from injurious disclosure of confidential information concerning the Corporation, and (c) remaining available, at the Corporation’s reasonable request, to provide at least six hours of transition services per month for 12 months following his Separation from Service (except in the case of death or Disability), except that only item (b) will apply in the event of a Separation from Service following a Change of Control and subsequent Triggering Event. In the event that Mr. Fisher violates any of those conditions, then he will forfeit all then-unpaid amounts in his Employer Account and be obligated to reimburse the Corporation for all amounts theretofore paid to him, plus interest thereon at the rate of 10% per year.

Benefits upon a Separation from Service

As noted above, the Corporation has entered into Severance Agreements under the Severance Plan with Ms. Rodeheaver and Messrs. Fisher and Rush; however, the Corporation has not made any payments under the Severance Agreements to date.

The Corporation’s obligations under the Severance Agreements would be triggered if the participating executive officer’s employment were to be terminated by the Corporation without Cause (as defined in the Severance Agreement) or by the executive for Good Reason (as defined in the Severance Agreement) during the period commencing on the date that is 90 days before a Change in Control (as defined in the Severance Plan) and ending on the first anniversary of a Change in Control (the “Protection Period”). In such case, Ms. Rodeheaver would be entitled to receive a lump sum cash payment equal to 2.99 times her Final Pay and each of Mr. Fisher and Mr. Rush would be entitled to receive a lump sum cash payment equal to 2.0 times his Final Pay (as defined in the Severance Agreement), the immediate vesting of all equity-based compensation awards that have been granted to the executive, and a monthly cash payment for 24 months following the date of termination equal to the amount that the Corporation would have paid to cover the executive under the Corporation’s medical and dental plan(s) had the executive remained an active employee of the Corporation during such period, after giving effect to any amounts that the executive would have paid for such coverages had he or she remained an active employee during such period (employed monthly premium for a similar policy), and outplacement services for up to 12 months.

Each of the Severance Agreements provides that the amount of all severance benefits described above, plus the amount of all benefits under any other plan or arrangement, the payment of which is deemed to be contingent upon a change in the ownership or effective control of the Corporation (as determined under Section 280G of the Code), may not exceed 2.99 times the participant’s “annualized includable compensation for the base period” (i.e., the average annual compensation that was includable in his or her gross income for the last five taxable years ending before the date on which the Change in Control occurs).

Each Severance Agreement has a one-year term, which automatically renews for additional one-year terms unless the Corporation provides the participant with six months’ prior notice of its intention not to renew the Severance Agreement, except that the Severance Agreement will automatically terminate at the expiration of the Protection Period.

The table that follows shows the estimated present value of benefits that could have been paid to the named executive officers as of December 31, 2024 under the Severance Plan, the SERP and the Split Dollar Life Insurance Arrangements upon an applicable separation from service and/or a change in control event. As discussed above, subject to certain conditions, participants in the SERP are entitled to receive their vested benefits (offset by Pension Plan benefits, 50% of social security benefits and, in the case of death, benefits paid under the Split Dollar Life Insurance arrangements described above) if they suffer a separation from service other than for cause. No SERP benefits are payable if a participant’s separation from service was for cause. Except in the cases of a separation from service due to death or disability, the payment of SERP benefits does not commence until the later of normal retirement or attainment of age 60 for the SERP.

Potential Payments Upon Termination or Change in Control

	Ms. Rodeheaver	Mr. Fisher	Mr. Rush
Death(1):
Severance Plan - Cash Benefit	$-	$-	$-
Severance Plan - Benefit Continuation(2)	-	-	-
Estimated SERP Benefit(3)	3,074,079	-	1,062,575
Deferred Compensation Plan or Contribution Agreement(4)	-	403,142	-
Equity Awards(5)	422,385	189,855	184,866
Estimated Split-Dollar Benefit	25,000	25,000	25,000
Total	$3,521,464	$617,997	$1,272,441
Change in Control, Disability, Involuntary Termination other than for Cause, or Voluntary Termination for Good Reason(1):
Severance Plan - Cash Benefit	$1,339,125	$590,896	$609,000
Severance Plan - Benefit Continuation(2)	27,648	40,165	1,644
Estimated SERP Benefit(3)	3,074,079		1,062,575
Deferred Compensation Plan or Contribution Agreement(4)	-	403,142	-
Equity Awards(5)	422,385	189,855	184,866
Estimated Split-Dollar Benefit	-	-	-
Total	$4,863,237	$1,224,058	$1,858,085
Voluntary Termination Without Good Reason(1):
Severance Plan - Cash Benefit	$-	$-	$-
Severance Plan - Benefit Continuation(2)	-	-	-
Estimated SERP Benefit(3)	3,074,079		1,062,575
Deferred Compensation Plan or Contribution Agreement(4)	-	403,142	-
Equity Awards(5)	-	-	-
Estimated Split-Dollar Benefit	-	-	-
Total	$3,074,079	$403,142	$1,062,575

Notes:

(1)	The termination events in this column are summarized. Please see the full descriptions of each plan above to determine the eligible triggering events for the payments under each applicable plan.

(2)	Amounts reflect the value of two years’ continued coverage under the Corporation’s benefit plans. Such amounts are calculated at current rates and current cost sharing formulas, as future costs are unknown.

(3)	The Defined Benefit SERP benefit payable to any named executive officer who terminates his or her employment without good reason is based on actual years of service rather than 24 years of credited service. Both Ms. Rodeheaver and Mr. Rush have over 24 actual years of service. Mr. Fisher does not participate in the Defined Benefit SERP Plan.

(4)	The amount reported for Mr. Fisher is the portion of the Employer Contribution Credits that have accrued under the Defined Contribution Agreement and become vested as of December 31, 2024.

(5)	Amounts represent the value of unvested restricted stock units that will vest upon termination according to the terms of each award agreement. Awards that vest upon achievement of performance criteria will partially vest based on the number of days elapsed in the performance period at the time of death or disability. The amounts shown are calculated based on the closing price of the Common Stock of $33.71 on December 31, 2024.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our Principal Executive Officer (the “PEO”) and the other named executive officers (the “Non-PEO named executive officers”) and certain financial performance metrics of the Company using a methodology that has been prescribed by the SEC.

Pay Versus Performance
Year(s) (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (1) (2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (1) (2) (e)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return (f)	Net Income (g)
2024	$816,958	$862,230	$467,588	$496,953	$85.65	$20,569,000
2023	609,845	597,615	378,569	358,052	25.41	15,060,000
2022	732,407	796,959	439,154	481,899	34.38	25,048,000

Notes:

(1)	For all fiscal years, the PEO is Carissa L. Rodeheaver and the Non-PEO named executive officers are Robert L. Fisher, II and Jason B. Rush.

(2)	The dollar amounts reported above for the PEO under “Compensation Actually Paid to PEO” and for the Non-PEO named executive officers under “Average Compensation Actually Paid to Non-PEO Named Executive Officers” represent the amounts actually paid to the PEO and the Non-PEO named executive officers, respectively, as computed in accordance with Item 402(v) of Regulation S-K. These amounts do not reflect the actual amounts of compensation earned by or paid to the PEO or the average of the actual amounts of compensation earned by or paid to the Non-PEO named executive officers during the applicable years. Rather, in accordance with the requirements of Item 402(v) of Regulation S-K, these amounts reflect the amounts reported in the Summary Compensation Table (“SCT”), adjusted as follows:

				2024	2023	2022
	2024 PEO	2023 PEO	2022 PEO	Non-PEO (Average)	Non-PEO (Average)	Non-PEO (Average)
SCT Total Comp	$816,958	$609,845	$732,407	$467,588	$378,569	$439,154
Subtract: Grant date fair value of equity awards granted during the covered year	(128,990)	(125,606)	(121,948)	(57,418)	(56,306)	(53,854)
Add: Fair value as of end of covered year of equity awards granted during covered year that were outstanding and unvested as of end of covered year	195,282	161,796	109,490	86,904	72,505	48,339
Add: Change in fair value from end of prior year to end of current year for equity awards granted in prior years that were outstanding and unvested at end of current year	68,717	20,539	25,673	30,396	8,851	16,977
Add: Fair value as of vesting date of equity awards that were granted and vested in same year	0	0	0	0	0	0
Add: Change in fair value from end of prior year to vesting date of equity awards granted in prior years that vested in covered year	(89,737)	(68,959)	51,337	(30,517)	(45,567)	31,283
Subtract: Fair value at end of prior year of equity awards granted in prior years that failed to vest (forfeited) in covered year	0	0	0	0	0	0
Add: Dollar amount of dividends or other earnings paid on equity awards in covered year prior to vesting date that are not included in total compensation for covered year	0	0	0	0	0	0
Compensation Actually Paid	$862,230	$597,615	$796,959	$496,953	$358,052	$481,899

We generally seek to incentivize long-term performance and, therefore, do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. The graphs below describe the relationship between pay and performance by comparing the compensation actually paid to our PEO and the average actual compensation paid to our Non-PEO named executive officers as reported in the Pay Versus Performance Table above to our cumulative total shareholder return (TSR) and our net income.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two fiscal years, the Bank has had banking transactions in the ordinary course of its business with certain directors and officers of the Corporation and with their affiliates. These transactions were on substantially the same terms, including interest rates, collateral, and repayment terms on loans, as those prevailing at the same time for comparable transactions with person who are not related to the Bank.

In addition to the foregoing, Morgantown Printing & Binding (“MP&B”), a corporation owned by Mr. Walls and a trust established for the benefit of his minor children, provides various printing services (marketing materials, account statements, and other routine items), document storage and warehouse services, and related services to the Corporation. Total fees paid by the Corporation to this corporation in 2024 and 2023 were $181,004 and $172,755, respectively. The fees paid to MP&B during the past three fiscal years did not exceed 5% of MP&B’s consolidated gross revenues for such years. The Corporation has again retained MP&B to provide these services in 2025, for which it expects to pay approximately $200,000. Management believes that all the foregoing transactions with MP&B are or will be on terms that are substantially similar to those that would be available if a person unrelated to the Corporation were to provide these services.

The Corporation and the Bank have adopted written policies and procedures to help ensure that the Corporation and the Bank comply with all legal requirements applicable to related party transactions. Among other policies and procedures, the Audit Committee of the Board must review and approve transactions with directors, executive officers and/or their respective related interests and submit such transactions to the full Board for approval. This review is intended to ensure compliance with Regulation O, which imposes requirements for extensions of credit to directors and executive officers, Sections 23A and 23B of the Federal Reserve Act, which governs transactions between the Bank and its affiliates, and Section 5-512 of the Financial Institutions Article of the Annotated Code of Maryland, which limits, and requires periodic review and approval of, extensions of credit to directors and executive officers.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION (Proposal 2)

The Corporation is providing shareholders with the opportunity, by casting a non-binding advisory vote, to approve or disapprove the compensation paid to its named executive officers for 2024, as discussed in this Proxy Statement pursuant to Item 402 of the Regulation S-K (commonly referred to as the “Say-on-Pay Vote”). This advisory vote is required by Rule 14a-21(a) under the Exchange Act, but the frequency of the vote (every year, every two years, or every three years) is at the discretion of the Board. Rule 14a-21(b) under the Exchange Act requires the Board to ask shareholders, at least every six years, to recommend the frequency of the Say-on-Pay Vote. At the 2021 Annual Meeting of Shareholders, shareholders recommended that future Say-on-Pay Votes take place every year, and the Board has determined to submit the Say-on-Pay Vote to shareholders on an annual basis.

The Corporation’s goal for its executive compensation program is to attract, motivate and retain a talented team of executives who will provide leadership for the Corporation’s success in dynamic and competitive markets. The section of this Proxy Statement entitled “Executive Compensation” contains the information required by Item 402 of Regulation S-K with respect to the compensation paid to the named executive officers and discusses in detail the Corporation’s executive compensation program and the compensation that was earned by, awarded to or paid to the Corporation’s named executive officers for 2024.

At the 2025 Annual Meeting, shareholders will be asked to adopt the following non-binding advisory resolution:

RESOLVED, that the compensation paid to the named executive officers of First United Corporation, as disclosed in its definitive proxy statement for the 2025 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including in the section entitled “Executive Compensation – Compensation of Named Executive Officers in 2024”, is hereby approved.

Although the Board believes that it is important to seek the views of shareholders on the design and effectiveness of the Corporation’s executive compensation program, you should understand that your vote is advisory and, as a result, will not be binding upon the Board or the Compensation Committee, overrule any decision made by the Board or the Compensation Committee, or create or imply any additional fiduciary duty by the Board or the Compensation Committee. The Board and/or the Compensation Committee may, however, take into account the outcome of the vote when considering future executive compensation arrangements.

The Board and the Compensation Committee believe that the Corporation’s compensation policies and procedures applicable to the named executive officers are reasonable in comparison both to the Corporation’s peer group and to the Corporation’s performance during 2024.

Because this advisory vote relates to, and may impact, the Corporation’s executive compensation policies and practices, the Corporation’s executive officers, including its named executive officers, have an interest in the outcome of this vote.

The Board unanimously recommends that shareholders vote “FOR” adoption of the foregoing non-binding advisory resolution.

RATIFICATION OF APPOINTMENT OF CROWE LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal 3)

At the 2025 Annual Meeting, shareholders will be asked to ratify the Audit Committee’s appointment of Crowe to audit the books and accounts of the Corporation for the fiscal year ending December 31, 2025. This vote is not required by the SEC, but the Board believes that asking shareholders for feedback with respect the Audit Committee’s selection of the Corporation’s independent registered accounting firm is consistent with our shareholder engagement program. Crowe has advised the Corporation that neither the accounting firm nor any of its partners or associates has any direct financial interest in or any connection with the Corporation other than as independent public auditors. The Corporation does not expect that a representative of Crowe will be present at the 2025 Annual Meeting. Accordingly, a representative of Crowe is not expected to make statements at the 2025 Annual Meeting or be available to respond to appropriate questions.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Crowe as the Corporation’s independent registered public accounting firm for 2025.

Because your vote is advisory, it will not be binding upon the Audit Committee, overrule any decision made by the Audit Committee, or create or imply any additional fiduciary duty by the Audit Committee. The Audit Committee may, however, take into account the outcome of the vote when considering future auditor appointments.

AUDIT FEES AND SERVICES

The following table shows the fees paid or accrued by the Corporation in 2024 and 2023 for the audit and other services provided by Crowe:

	FY 2024	FY 2023
Audit Fees	$367,777	$466,225
Audit Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$367,777	$466,225

Crowe’s Audit Fees include fees associated with the annual audit and reviews of the Corporation’s Quarterly Reports on Form 10-Q.

It is the Audit Committee’s policy to pre-approve all audit services and permitted non-audit services (including the fees and terms thereof) to be performed for the Corporation by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(l)(B) of the Exchange Act, which, when needed, are approved by the Audit Committee prior to the completion of the independent registered public accounting firm’s audit. All of the 2024 and 2023 services described above were pre-approved by the Audit Committee.

DELINQUENT SECTION 16(a) REPORTS

Pursuant to Section 16(a) of the Exchange Act (“Section 16(a)”) and the rules promulgated thereunder, the Corporation’s executive officers and directors, and persons who beneficially own more than 10% of the Common Stock, are required to file certain reports regarding their ownership of Common Stock with the SEC. Directors, executive officers and beneficial owners of more than 10% of the Common Stock are also required to furnish the Corporation with copies of all Section 16(a) reports that they file with the SEC. Based solely on a review of copies of such reports and amendments thereto filed electronically with the SEC, or written representations that no reports were required, the Corporation believes that no person who served as a director or executive officer of the Corporation or who beneficially owned more than 10% of the Common Stock during the year ended December 31, 2024 failed to timely file with the SEC one or more reports required to be filed by Section 16(a) during 2024, except that Carissa L. Rodeheaver filed one late Form 4 (related to a stock purchase) and Julie W. Peterson filed a late Form 3 and six late Form 4s (each related to a pre-scheduled purchase under the stock purchase feature of the First United Corporation Dividend Reinvestment and Stock Purchase Plan). There were no late filings in any prior year that have not been previously reported.

SUBMISSION OF SHAREHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

A shareholder who desires to present a proposal pursuant to Rule 14a-8 under the Exchange Act to be included in the Corporation’s proxy statement for, and voted on by the shareholders at, the 2026 Annual Meeting must submit such proposal in writing, including all supporting materials, to the Corporation at its principal office no later than December 1, 2025 (120 days before the date of mailing based on this year’s proxy statement date) and meet all other requirements for inclusion in the proxy statement. If, however, the date of the 2026 Annual Meeting is advanced by more than 30 calendar days or delayed by more than 60 calendar days from the anniversary date of the 2025 Annual Meeting, then notice by the shareholder must be so delivered not earlier than the 90th day prior to the 2026 Annual Meeting and not later than the close of business on the later of the 60th day prior to the 2026 Annual Meeting or the 10th day following the date on which public announcement of the date of the 2025 Annual Meeting is first made by the Corporation. Additionally, pursuant to Rule 14a-4(c)(1) under the Exchange Act, if a shareholder intends to present a proposal for business to be considered at the 2025 Annual Meeting of Shareholders but does not seek inclusion of the proposal in the Corporation’s proxy statement for such meeting, then the Corporation must receive the proposal by February 14, 2026 (45 days before the date of mailing based on this year’s proxy statement date) for it to be considered timely received. If notice of a shareholder proposal is not timely received, then the proxies will be authorized to exercise discretionary authority with respect to the proposal.

DEADLINES FOR RECEIPT OF DIRECTOR NOMINATIONS

As discussed above in the section of this Proxy Statement entitled “Corporate Governance and Related Matters - Director Recommendations and Nominations”, A shareholder who desires to nominate a candidate for election to the Board at an Annual Meeting of Shareholders may do so only in accordance with Section 4 and, if applicable, Section 14 of Article II of the Bylaws. To be timely, the written notice of a shareholder’s intention to nominate a candidate for election at the 2026 Annual Meeting of Shareholders pursuant Section 4(a)(ii) or Section 4(a)(iii) and Section 14 of Article II of the Bylaws, together with all supporting information, must be received by the Chairman of the Board or the President no earlier than November 8, 2025 and no later than December 8, 2025.

DEADLINE FOR SUBMITTING NOTICE OF INTENT TO SOLICIT PROXIES IN CONNECTION WITH THE 2026 ANNUAL MEETING

A shareholder who intends to solicit proxies at the 2026 Annual Meeting in support of one or more director nominees other than the Corporation’s nominees must provide the Corporation with notice of such intention in accordance with Rule 14a-19 promulgated under the Exchange Act, unless the information required by the notice has been provided in a preliminary or definitive proxy statement previously filed by such shareholder. To be deemed timely, the notice must (i) be postmarked or transmitted electronically to the Corporation at its principal executive office no later than March 9, 2025 (60 calendar days prior to the anniversary of the 2025 Annual Meeting, or the next business day if the 60th calendar day falls on a Saturday, Sunday, or holiday), (ii) include the names of all nominees for whom such shareholder intends to solicit proxies, and (iii) include a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees. If, however, the date of the 2026 Annual Meeting is advanced by more than 30 calendar days from the anniversary date of the 2025 Annual Meeting, then the deadline for submitting the notice will be the later of 60 calendar days prior to the date of the 2026 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2026 Annual Meeting is first made by the Corporation.

ANNUAL REPORT TO SHAREHOLDERS

A copy of the Corporation’s Annual Report on Form 10-K for fiscal year ended December 31, 2024 as filed with the SEC is being mailed to shareholders together with this Proxy Statement. Copies of the Corporation’s Annual Report to Shareholders may also be obtained by shareholders without charge by directing the request to c/o Tonya K. Sturm, Secretary, 19 South Second Street, Oakland, Maryland 21550 or (301) 533-2390 or by accessing http://www.edocumentview.com/FUNC. Information on this website, other than this Proxy Statement, is not a part of this Proxy Statement nor does it form any part of the material for soliciting proxies.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks, trustees and other nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of banks, brokers, trustees and other nominees with account holders who are our shareholders may be householding our proxy materials. A single Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders be delivered to multiple shareholders sharing an address unless contrary instructions have been received from one or more of the affected shareholders. Once you have received notice from your bank, broker, trust or other nominee that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders please notify your bank, broker, trust or other nominee and direct your request to c/o Tonya K. Sturm, Secretary, 19 South Second Street, Oakland, Maryland 21550-0009 or (301) 533-2390. Shareholders who currently receive multiple copies of this Proxy Statement at their address and would like to request householding of their communications should contact their bank, broker, trust or other nominee.

OTHER MATTERS

As of the date of this Proxy Statement, the Board is not aware of any matters, other than those stated above, that may properly be brought before the 2025 Annual Meeting. If other matters should properly come before the 2025 Annual Meeting or any adjournment or postponement thereof, to the extent permitted by Rule 14a-4(c) of the Exchange Act, persons named in the enclosed proxy or their substitutes will vote with respect to such matters in accordance with their best judgment.

By order of the Board of Directors,

BRIAN R. BOAL
Independent Lead Director

Oakland, Maryland March 31, 2025

First United Corporation

VOTE

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Your vote matters – here's how to vote!

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

2025 Annual Meeting Proxy Card

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1. Election of Directors:

Nominee	For	Against	Abstain
01 - John F. Barr	☐	☐	☐
02 - Brian R. Boal	☐	☐	☐
03 - Sanu B. Chadha	☐	☐	☐
04 - Christy M. DiPietro	☐	☐	☐
05 - Kevin R. Hessler	☐	☐	☐
06 - Patricia A. Milon	☐	☐	☐
07 - Beth E. Moran	☐	☐	☐
08 - Carissa L. Rodeheaver	☐	☐	☐
09 - I. Robert Rudy	☐	☐	☐
10 - H. Andrew Walls, III	☐	☐	☐

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043MQD

000001MR A SAMPLEDESIGNATION ( IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________MMMMMMMMMMMMMMMC123456789000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext 2024 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N TMMMMMMMYou may vote online or by phone instead of mailing this card.OnlineGo to www.envisionreports.com/FUNC or scan the QR code — login details are located in the shaded bar below.Your vote matters – here’s how to vote!Votes submitted electronically must be received by 1:00am, Eastern Standard/Daylight, on May 7, 2025.Save paper, time and money! Sign up for electronic delivery at01 - John F. Barr04 - Christy M. DiPietro07 - Beth E. Moran02 - Brian R. Boal05 - Kevin R. Hessler08 - Carissa L. Rodeheaver03 - Sanu B. Chadha06 - Patricia A. Milon09 - I. Robert Rudy1UPX For AgainstAbstainFor AgainstAbstain ForAgainstAbstain 10 - H. Andrew Walls, IIIThe Sample Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposals 2 – 3.A 043MQD2. To approve, by a non-advisory vote, the compensation paid to the Corporation’s named executive officers for 2024.3. To ratify the appointment of Crowe LLP as the Corporation’s

The 2025 Annual Meeting of Shareholders of First United Corporation will be held on Wednesday, May 7, 2025, 9:00 A.M. Eastern time, at The Wisp Hotel, The Crawford Room, 290 Marsh Hill Road, McHenry, MD 21541Small steps make an impact.Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/FUNCNotice of 2025 Annual Meeting of ShareholdersProxy Solicited by Board of Directors for Annual Meeting — May 7, 2025Carissa L. Rodeheaver and Tonya K. Sturm, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of First United Corporation to be held on May 7, 2025 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of each of the director nominees in Proposal 1 and FOR Proposals 2-3.In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.(Items to be voted appear on reverse side)First United Corporation Non-Voting ItemsCq IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below.Comments — Please print your comments below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box.